Exhibit 13.1

BOXABL Videos Including Testing The Waters for 2024 Reg A + Plus Transcripts

1.	Morning Brew: How Entrepreneurs are Leveraging the Crowd

Description: Nov 3, 2023

Like and Subscribe to never miss a @Boxabl video! No matter their mission or company, entrepreneurs often turn to early-stage investing as a democratized solution to fuel the innovative ideas they believe can foster positive change and disrupt industries. As entrepreneurs work to become leaders in their desired spaces, early-stage investing leverages the power of community and allows everyday retail investors to participate in early growth stages previously reserved for venture funds. So, when and how do entrepreneurs decide that community investment rounds are their next best move? Morning Brew teamed up with three founders to discover the answers by exploring the entrepreneurial journey from vision to venture. Founders Galiano Tiramani (Director/Founder, Boxabl), Alec Shkolnik (Co-Founder and CEO, @liquidpiston8743), and Teague Egan (Founder and Director, @energyx3033), joined @morning-brew’s co-founder and executive chairman Alex Lieberman to pull back the curtain on their entrepreneurial stories, showcasing the value of early stage investing and sharing how their products are poised to revolutionize their respective industries because of it. LiquidPiston, and Energy X have active offerings pursuant to Regulation A. Offering information is publicly available. Boaxable is currently active in an offering pursuant to Regulation D. Offering information is available on its website. Boxabl is open to investors, subject to requirements at https://invest.boxabl.com Check out our other socials: / boxabl / boxabl / boxabl / boxabl / boxabl Visit our website: https://www.boxabl.com/

BOXABL IS CONSIDERING UNDERTAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

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b.	00:00:00:24 - 00:00:29:10 Rebecca Hi, everyone. I’m Rebecca Kacaba, CEO and co-founder of Dealmaker. Our mission is to make online capital raising mainstream so that you can leverage the power of your community to build your business and build a source of capital. I’m thrilled that you’re going to hear today from three of the best founders in the world and doing this. And even more incredible, you’ve got the founder of Morning Brew, Alex Lieberman, here to interview them. Alex, take it away. 00:00:29:12 - 00:00:58:04 Alex Thanks so much, Rebecca. What’s up, everyone? I’m Alex Lieberman, co-founder and executive chairman of Morning Brew. Today, I am so excited to be joined by three fellow entrepreneurs and founders Galiano Tiramani, Alex Shkolnik, and Teague Egan. Galliano is the director and founder of Boxabl, a company aiming to revolutionize the standard of housing construction and affordability with an innovative, technology based solution to mass produce homes through advanced manufacturing.00:00:58:06 - 00:01:30:28 Alex Alec is the co-founder and CEO of LiquidPiston. LiquidPiston is developing the first innovation to the combustion engine in over a century, no big deal, with their patented thermal thermodynamics cycle, creating multi fuel capable engines that are smaller and more efficient than traditional engines. And Teague is the founder and CEO of Energy X, a company that has developed disruptive, revolutionary and patented lithium extraction and refinery technology to meet the massive demand for batteries because of the electric vehicle market boom. 00:01:31:00 - 00:01:48:21 Alex Guys, thanks so much for joining me today. Let’s do this thing. So I thought I thought to start it would be great to just set the stage and I’m just a sucker for good founder origin stories. And so I want to go around the horn and get a sense of how you guys started your businesses. I’ll start with myself. 00:01:48:23 - 00:02:07:24 Alex For those of you that don’t know me, co-founded Morning Brew started it in my dorm room at the University of Michigan in 2015 because a whole lot of students told me that they didn’t like traditional business news and I wanted to make it fun for them. So Galiano can we start with your inspiration for founding Boxabl? 00:02:07:26 - 00:02:29:26 Galiano Absolutely. Hey, guys. My name’s Galiano. I’m one of the founders of Boxabl. We’re here in Las Vegas, Nevada. It was actually me and my father that started the company several years ago with the goal to make housing affordable because everyone knows housing is unaffordable and continues to kind of spiral out of control. So we’re actually here at our factory right now, and we’ve got some of the houses that we make right behind me. 00:02:30:03 - 00:02:59:12 Galiano So you can see this is our first product. We call it the casita. Your basically 20 by 20 room modules that we build in our factory, fully finished, shipped to site, and they set up quickly and then you have a little house there ready to go. A lot of people notice us online because these houses actually fold up and unfold, and that’s super important because that’s what’s going to enable us to actually ship houses from a factory and then scale up our production into mass production. 00:02:59:18 - 00:03:24:00 Galiano So the first product we call it the Boxabl Casita, it’s a 20 by 20 room module. Take a quick look inside. It’s just got kind of a kitchen, bathroom, bed and couch, really, you know, everything you need to live comfortably. So we’ve received, you know, crazy interest on this product so far. We’ve been producing them for a few years now. 00:03:24:07 - 00:03:47:07 Galiano And, you know, we’ve got you know, we’ve got about two houses being built every day. So it’s really exciting times. And we’re just continuing to kind of grind it away, dial in our production, increase our production rates, implement new technology. And there’s a whole lot of things going on here that are different than the way regular houses are built. 00:03:47:13 - 00:03:58:04 Galiano And of course, like I said before, the goal is to have the lowest cost housing solution ever done. So, you know, up next, I’m just going to head over to the factory and show you guys more.00:03:58:06 - 00:04:05:29 Alex Love it. Well, thanks for the intro. First of all, one of the coolest I don’t think I’ve ever seen a live home tour on a panel. 00:04:06:01 - 00:04:11:23 Alex So that’s definitely a first for me. Alec, I’ll let you follow that up. 00:04:11:26 - 00:04:30:00 Alec Yeah. Hi, everyone. I’m Alec Shkolnik. I’m the co-founder and CEO here, Liquid Piston. It’s really an honor and a pleasure to be here today amongst such such great companies here. So thanks for. Thanks for having us. So, you know, power and energy is really fundamental across a variety of applications. 00:04:30:01 - 00:04:56:06 Alec If we look at mobility, transportation, defense and really society at large, if we look at the solutions that we have, we look at, you know, gasoline engines are really inefficient. Diesel engines are really big and heavy. Electric is great, but batteries are really expensive. Big and heavy. They have 1/50 the energy density of fuel. So my father and I founded the company with a simple vision. 00:04:56:08 - 00:05:21:27 Alec How do we improve the efficiency of the combustion engine and develop sustainable hybrid power solutions and energy solutions for mobility and power generation? So we really went back to the fundamentals of kind of how engines work. We we developed a new thermodynamic cycle, a new type of engine architecture, which is smaller and lighter. And, you know, for us this may have started kind of as a moonshot project. 00:05:21:27 - 00:05:48:16 Alec I was a Ph.D. student at MIT. My father was a physicist, an innovation consultant. You know, fast forward a few years and now we’re ingrained with the Department of Defense. We have over $65 million in contracts with with DARPA’s Army and Air Force. And, you know, we’ve had an amazing journey here with with crowd funding, with 17,000 investors and almost $50 million funded. 00:05:48:19 - 00:05:55:23 Alec So we’re actually raising today and our offering is closing today. So really, really happy to be here. 00:05:55:25 - 00:06:07:22 Alex Love it. Also, I think low key. It’s so cool that first you businesses that we’ve covered, you know, dad and son co-founding the business, which is awesome. Teague why don’t you close it out? 00:06:07:24 - 00:06:18:16 Teague Yeah, Thanks, Alex. So I’m Teague, I’m the founder and CEO of Energy X and Energy X, like Alex said, is a lithium extraction and refinery production company. 00:06:18:19 - 00:06:49:07 Teague The way that I started the company was I was pretty interested in the energy transition. I invested in Tesla back in 2013 at $4 a share on today’s cost basis, and then I subsequently bought a Tesla. So I’ve been driving an electric vehicle for ten years now, but five years after I purchased my Tesla, I found myself down in South America, in Bolivia, and I went to the world’s largest salt flat place called Salar de Uyuni. 00:06:49:09 - 00:07:12:23 Teague And while I was getting the tour of the Salt Flat, our tour guide started telling us about how this was the world, not only the world’s largest salt flat, but also the world’s largest lithium reserve. It was at that moment that I realized I had never thought about where the battery that makes my car go forward comes from or where the materials that go into that battery actually come from. 00:07:12:25 - 00:07:44:29 Teague And lithium supply and demand is a huge problem today. Limited lithium is actually the single biggest limiting factor of the entire electric vehicle revolution. So you have all these huge car companies like General Motors, Ford, Tesla, Volkswagen, Volvo, that are committing tens of billions of dollars to electrify their fleets, but they need lithium. So last year, lithium, the price of lithium went from $10,000 a ton up to $80,000 a ton. 00:07:44:29 - 00:07:58:09 Teague I mean, there’s huge demand. And what EnergyX does and the reason that we started the company is to fill that gap and produce lithium more efficiently, more cost effectively and in larger volumes. 00:07:58:12 - 00:08:12:08 Alex Love it. Well, if you guys have learned one thing so far from this conversation, it’s that I know how to place myself in a room where I’m officially the dumbest in the room, but I’m super humbled to be, you know, spending time with these three amazing founders.00:08:12:10 - 00:08:36:14 Alex Let’s hop to the next question specifically around how you guys have approached fundraising and early stage investing, specifically from the crowd. Obviously, equity crowdfunding is relative newer. It has grown a lot in the last several years. How did you guys all become aware of it, and why did you decide that this was the right vehicle for you to raise money from the community? 00:08:36:15 - 00:08:39:16 Alex Let’s let’s start with you Teague. 00:08:39:18 - 00:09:08:07 Teague Yeah, absolutely. So I look at crowdfunding and retail offering in a hybrid through a hybrid lens. We have really large institutional investors at EnergyX in our Series B that was led by General Motors as well as POSCO, one of the biggest steel makers and battery component makers in the world. So we have really substantial strategic partners and institutions on our cap table. 00:09:08:09 - 00:09:40:06 Teague But every time we do an institutional round, I like to do a retailer crowdfunding offering. The way I found out about crowdfunding, my buddy actually worked at a crowdfunding company called Net Capital. That was in the early days. It’s kind of one of these aggregator sites, and we were alongside many other companies. Since then, we moved over to Dealmaker, which is a white label service, and anybody can go on to an EnergyX’s website and invest using them as the back system.00:09:40:08 - 00:10:09:13 Teague But every time we do an institutional offering, like with general Motors, we then open it up to the public so they can invest alongside these professional investors. So it’s like a back and forth type of thing. And I found that to be a really effective approach. And, you know, it gives early stage investors or retail investors the opportunity to be in a company, a private company that has huge growth potential before they go public. 00:10:09:14 - 00:10:13:22 Teague So that’s how we’ve approached the retail offering space. 00:10:13:25 - 00:10:28:24 Alex I love it. And I feel like almost in the way that you got involved in Tesla early on, I feel like it’s a similar type of story, which is like, how do you create that for the next kind of cohort of early stage investors, which I think is really cool. 00:10:28:26 - 00:10:35:04 Alex Galiano, what’s your perspective on this and the way you’ve gone about raising money from retail investors? 00:10:35:06 - 00:10:50:01 Galiano Yeah, absolutely. Just just quickly follow me into the box office here. Like I said, we’re in Las Vegas, Nevada, and we’re actually open for tours pretty much every day. And you come in and meet us and check out the factory. So you’ll see over here behind me we’ve got a house. 00:10:50:04 - 00:11:13:19 Galiano So that’s actually, you know, two boxes stacked on top of each other. And then right over there where it says Boxabl, you’ll see that’s actually how this house folds up. So. So this house, this big 20 foot house, folds up to eight and a half feet wide so that it can ship cost effectively in this footprint. And then right over here behind the conference room, you’re going to see our factory.00:11:13:19 - 00:11:37:12 Galiano So, you know, what we’re trying to do here is just a really, really big undertaking. It’s a massive operation, a massive market size potential. This is building construction all around the world, potentially trillions of dollars. You know, the products are big, the sales volume are big. And we needed to raise a lot of money to make this happen. 00:11:37:14 - 00:11:59:19 Galiano You know, we’re talking I suspect we’re going to end up using billions of dollars to pull this off and be successful at the scale we want to do it because, you know, it’s all about scale here. It’s all about mass production to bring down the cost of power. So when we are looking at how do we raise money for this, you know, I came across crowdfunding and I said, you know what, let’s let’s give this a try. 00:11:59:26 - 00:12:22:02 Galiano And, you know, we put it up there and, you know, people are interested and they started investing and it worked and it worked really well. And we kept going with it and we kept running with it. And now we’ve, you know, set up, I think, one of the most successful kind of crowd raises ever done. We’ve raised probably over $150 million from over 40,000 people. 00:12:22:04 - 00:12:45:12 Galiano Money continues to kind of roll into fuel the company every day, and we’re actually accepting investment from accredited investors on our website right now So people can actually go to our website right now and learn more about the company and invest in it and get involved and follow the ride and follow the journey. And it’s certainly it’s been a wild ride so far and super exciting. 00:12:45:14 - 00:13:07:20 Alex Love it. Yeah. And it’s it’s super interesting to see just Galliano, you and Teague, how you guys have taken pretty different approaches to leveraging equity crowdfunding. But it’s been obviously a really successful vehicle for both of you. Alec, I’m interested to hear kind of how you found out about this, you know, this way of effectively funding your business and what got you interested enough to dive in. 00:13:11:18 - 00:13:33:01 Alec So, you know, it’s not easy to start a new engine company, right? It it takes a lot of time and a lot of funding and capital is really the the blood of a new company. Right. So that that’s what can be the difference between life and death for for a startup. So we have a lot of experience raising capital from different sources. 00:13:33:03 - 00:13:56:16 Alec We were working with VCs and angel investors and other sources of capital in 2016. You know, our VCs actually kind of went through a tough time and ended up shutting down their funds. And we were really kind of just looking for new ways to fund the company. So we were one of the early adopters, you could say, of crowdfunding. 00:13:56:16 - 00:14:24:22 Alec We got in at the very beginning and just kind of experimentally, we were, you know, we’re we’re we’re experimentalist by nature. So we tried it and it worked really well for us. We did three Reg CF’s, the third one maxed out in just 9 hours, kind of famously we went on to raise 7 million in our first Reg A and now we’re we’re on our second Reg A, which again closes today, and we’re at about 28 million subscribed at about 30 million target. 00:14:24:22 - 00:14:30:15 Alec So really, it’s been a fantastic way for us to fund from the company.00:14:30:17 - 00:14:56:02 Alex Pretty incredible. We’ve talked about your guys’s origin stories. We’ve talked about how you got into this form of capital raising. Now I want to talk a little bit more about your businesses specifically. Obviously, any business you start, you end up creating a mission statement. They kind of access your North Star for, you know, in the best case scenario, 10 to 20 years down the road, it speaks to what you’re going to accomplish with your company. 00:14:56:09 - 00:15:23:19 Alex But obviously as a company grows, it changes, you make necessary changes and information comes in. What’s working, what’s not. I’m interested in how you guys think about the evolution of your mission statement as your company grows. Like, do you see a mission statement changing? Does it stay the same? How do you keep that essence of what your company was when it was day one or day 100 and it was you, maybe one or two other people in a small room? 00:15:23:22 - 00:15:29:13 Alex How do you maintain that essence as the company grows? So let’s let’s start with Galiano.00:15:29:15 - 00:15:48:11 Galiano Yeah. You know, for us, this is all about housing affordability and housing all around the world. It’s too expensive. The situation is getting worse and worse. And we wanted to figure out a solution to that. And the goal is to dramatically reduce housing costs for everyone and have a huge impact on humanity.00:15:48:11 - 00:16:10:02 Galiano We think our system is a solution that will work all around the world. The kind of the core principle here is that if you look at building a structure in the way that’s is done right now that are going out and they’re building houses, wanted to time on site using hand tools, using pieces of wood hammers and nails, and doing it that way is extremely inefficient.00:16:10:09 - 00:16:27:02 Galiano And if you look at every other modern product, like a car or an iPhone or a sneaker or a television, nothing else is built like that. You would never imagine buying a Tesla and some guy show up in your driveway and start building with hand tools. And of course, if they did that, it would be, you know, slow, poor quality, very expensive. 00:16:27:04 - 00:16:46:05 Galiano So every other modern product built in a factory, mass production on assembly line housing, it hasn’t worked yet. And the reason we think the main reason is that the house is just so big, of course, that it’s very hard to ship them from the factory to the site. So our first core innovation was let’s fix this shipping problem. 00:16:46:11 - 00:17:09:09 Galiano So we now have these big room modules that actually fold down so that they can be shippable and highway legal loads and get from the factory to the site so that means that we can finish the whole house here in the factory where we can really do things and leverage automation, leverage mass production, leverage assembly line principle to bring those costs down and get, you know, huge, huge efficiency. 00:17:09:13 - 00:17:29:08 Galiano And you know, it’s working here. So far we’ve got this factory behind me. We’re producing houses every day and shipping them out. We’ve got really, really grand plans to keep scaling this thing up to kind of a crazy level where, you know, we hope we can put out a massive amount of buildings around the world.00:17:29:11 - 00:17:35:10 Alex So I think if I’m if I’m listening correctly, it sounds like the mission really hasn’t changed since starting the business. 00:17:35:10 - 00:17:43:27 Alex Right. It’s still all in service of a form of eventually making housing and the ability to own a house more affordable.00:17:43:29 - 00:17:55:06 Galiano Yeah, you know, we’ve really been able to kind of execute on this vision from the beginning. When we first started raising money, we were just kind of a few guys in a garage with an idea and we came out. 00:17:55:06 - 00:18:06:12 Galiano We ask for money from investors, we got it and we came and we executed and we delivered on the plan and we put up the factories and we put up the houses and things are just on an amazing trajectory right now.00:18:06:15 - 00:18:11:23 Alex Amazing. Alec, how do you think about the mission of your business and how it’s evolved over time? 00:18:11:23 - 00:18:15:07 Alex As you know, the business has matured. 00:18:15:10 - 00:18:40:14 Alec I love that question. So, you know, it’s a $400 billion market for internal combustion engines. This is still a growing market, especially with the middle class kind of growing in places like China and India. So it’s very tempting for a company like ours to dive right into the biggest part of that market segment, which would be transportation with automotive engines. 00:18:40:17 - 00:19:06:29 Alec But really we’re taking a very focused approach initially with a beachhead customer being the military. So, you know, our mission today is to provide an efficiency and logistical and power advantage to the warfighter. And this starts with ultraportable power generators and hybrid propulsion systems for things like drones. You know, just imagine engines and hybrid power systems that are ten times smaller and lighter than what they currently field today. 00:19:07:02 - 00:19:32:16 Alec You know, imagine taking a generator that today needs a truck to move around. And the impact, if you can have a few soldiers carry it around instead. So it’s tremendous impact for for security that’s led to, you know, $65 million in contracts with the DARPA, Army, & Air Force. But moving beyond that, as we as we scale here, we can scale the technology anywhere into that $400 billion market.00:19:32:23 - 00:19:57:27 Alec We can move into electrification and hybridization. And that’s a big area for us. And beyond that, even we can compete with small turbines. So, you know, ultimately we’re going to become a licensing company and a technology company. You know, today we’re really focused on proving out the initial technology. In a few years, we want to start producing low volumes for a, you know, kind of a niche application. 00:19:57:29 - 00:20:09:18 Alec But the long term vision will be to license that technology and partner with a large number of companies to quickly bring the technology. 00:20:09:20 - 00:20:14:10 Alex Love it. Teague, what are your thoughts? 00:20:14:12 - 00:20:25:12 Teague Yeah, I mean, when you talk about mission one, you know, Elon was was very important for me. He’s kind of like an idol to me. 00:20:25:12 - 00:21:01:04 Teague And as I mentioned, I invested in Tesla early on and I said, I want to be part of that. I want to be part of the energy transition. So for EnergyX, the overarching mission is to assist with humanity’s transition to a sustainable future. I mean, that is, that is the essence of what EnergyX represents. When you boil it down to what we’re physically working on on a day to day basis and how we are actually contributing to that, it’s within the lithium realm. 00:21:01:06 - 00:21:33:15 Teague So for us, our mission is to make lithium based products, particularly batteries, the lithium based value chain more efficient, more sustainable and more economically viable. If we can produce lithium on a grander scale and produce the volumes that are required for electric vehicles, that’s ultimately the mission for us. So I think that the mission has always stayed the same. 00:21:33:17 - 00:22:00:00 Teague But when you talk about how our company has evolved, I think that any company to be successful needs to go through a number of pivots. You never know actually where you’re going to be doing five years into the future and you can create a plan. But if you don’t have the ability to be flexible and adapt and pivot based on certain challenges that you’re encountering, you’ll never be successful. 00:22:00:00 - 00:22:18:00 Teague So we’ve we’ve made a number of different pivots. We’ve added technologies, we’ve increased our scope of of what we’re doing. We’ve tweaked our business model on what customers want to buy or what investors are attracted to. And ultimately that has created our business to thrive. 00:22:18:03 - 00:22:26:10 Alex Love it. While first off, we’re going to have to start a a book club for the new Elon biography after this conversation.00:22:26:13 - 00:22:46:19 Alex Second is, you know, everything I’ve heard from you guys is kind of I don’t know if you’ve ever seen the Simon Sinek video The Golden Circle, but basically three circles that fit inside of each other and the middle one, the core is the why. Like, why do you exist then? It’s the how. How do you accomplish kind of ultimately what you’re in service for? 00:22:46:19 - 00:23:05:05 Alex And then what is like what tactically are you doing to serve that mission? And basically what I’ve heard from all of you guys is like the why isn’t changing? Like the why is kind of like the undertone of how you spend all of your time, but the how and the what can evolve as you get better information on how you are more likely to accomplish the why.00:23:05:07 - 00:23:23:19 Alex And so I think I’ve heard that from all three of you guys. Now, this next question is what I love asking entrepreneurs because they think it’s a force function to really understand kind of like what are the few decisions that had outsized impact on your business? And so I’m going to force all of you to kind of narrow it down to one.00:23:23:22 - 00:23:37:06 Alex If you just had to think about a single decision that has been most integral to the growth of your business, what would it be? And it could really be about anything. And so I want to open it up to you guys. Alec, let’s go back to you. 00:23:37:08 - 00:23:41:19 Alec All right, Alex, you’re going to forgive me, but I’m going to go with two here, if that’s okay.00:23:41:21 - 00:24:04:21 Alec The first, I think, is a real focus on innovating in the fundamentals, right? This is a disruptive change. We’re going back to the thermodynamics of how engines work and focus on focusing on something that’s disruptive means that we’re not looking at it at an incremental change, right? We don’t need to make a very small improvement and try to work our way in.00:24:04:23 - 00:24:36:06 Alec We’re really kind of going back to the basics and making a disruptive improvement to the technology. And the other part of my answer is almost on the complete opposite spectrum. It’s a very clear focus on a beachhead customer. And this is something that we were not allowed to do. We weren’t given the freedom to do this with venture capital partners, But working with the crowd, you know, we have a lot more freedom of operation and we decided to focus our business initially on the Department of Defense. 00:24:36:08 - 00:24:56:25 Alec Right. And that is something that the VCs generally kind of frowned upon. But we we decided to do it because there’s a very clear, immediate, painful need. You know, they serve as both a customer that can transition and become our first customer for the product, but also they’re helping to pay for the for the development. And I think this has really paid off for us. 00:24:56:28 - 00:25:16:28 Alec We signed $65 million in contracts, DARPA, Army, Air Force. We just signed a new $35 Million contract, which will take us through 2026 and put out a whole new class of hybrid Power Solutions. So for us, I think those are the two. The kind of key things. 00:25:17:00 - 00:25:22:06 Alex I love that it sounds like, you know, quote unquote, niching yourself down, which sometimes is like a dirty word for people.00:25:22:06 - 00:25:38:15 Alex But actually it’s like it relates to focus, your ability to focus and be specific about how you serve your customer has been huge. Yeah, love it. Galiano Number one decision you’ve made in your business that’s been most integral to growth. Let’s hear it.00:25:38:18 - 00:25:51:22 Galiano Yeah. You know, for us, I think trajectory really changed with Casita. So a lot of people, when they see a Boxabl, they see this tiny house product, we put it out and that gets everyone really excited. 00:25:51:22 - 00:26:18:27 Galiano You know, for some reason, the tiny house kind of grabbed people’s imagination and attention and it was like attainable for them and they got really, really excited about it. And that allowed us to kind of leverage all that interest on social media. And then that paid off in every other area. And it’s been really great. But, you know, one thing a lot of people don’t realize is Boxabl is not a tiny house company. 00:26:18:28 - 00:26:47:02 Galiano Casita is not our only product. We’re innovating and creating a building system that we think can build many, many different building types, like regular single family houses, maybe similar to the house you might live in now or an apartment building and lots of other stuff. So although we are starting with the casita and it’s been a great starting point, we’re developing a building system of room modules that come in different sizes, different configurations that’ll stack and connect to many different building types.00:26:47:09 - 00:27:12:17 Galiano They’ll hopefully dramatically shortcut the build time for the contractor, the builder developer, and you can kind of see like a very basic example of that behind me here where we’ve just taken two casitas and stacked them on top here in our office just for fun. But we’ll also be developing a bigger module. So this is a 20 footer we’ll be doing thirties, forties, Some of them will have maybe a kitchen inside, maybe some will have a bedroom. 00:27:12:23 - 00:27:33:24 Galiano And then you kind of end up with this architecturally neutral universal building box that can be deployed to to hopefully build most buildings most of the time. And of course that with that standardization should bring dramatically lower costs. So yeah, and I’ll just walk out of the factory next and show you guys that. 00:27:33:26 - 00:27:49:18 Alex Cool. Yeah, super helpful. And it sounds like kind of going back to what Alec was talking about, you had this level of relentless focus on the core product to start with the casita, but also kind of have this long term view of ultimately almost a new system, a new process for building houses.00:27:49:21 - 00:28:04:14 Alex I like to think of it as like world sized Legos. As a Lego fan myself. Yes, Alec. Right. Sorry. Let’s go to Teague. Teague, number one decision you’ve made that has had the most outsize impact on the growth of EnergyX 00:28:04:16 - 00:28:15:23 Teague Yeah, so there’s always a few key decisions that a CEO or leader of a company can make each year, right? 00:28:15:23 - 00:28:55:21 Teague I mean, on a day to day basis you’re making tons of decisions, but there’s really a few key decisions that are important. And if I had to pick one, it would be this developing. The technology was our entrance into this sector and we built best in class lithium extraction and refinery technology. And our plan was to license that to large existing producers in an asset light model where we would receive approximately $1,000 per ton of every ton of lithium that a producer produced using our technology.00:28:55:24 - 00:29:38:03 Teague Right. So a roughly 5% royalty, maybe a little bit higher if the price goes up. But if you are producing 50,000 tons of lithium and you’re making $1,000 per ton as the technology provider, then you’re making $50 million from not one customer on a 50,000 ton project. If you can vertically integrate and own the resource yourself. And now that we have the best technology in the world and can produce lithium at the lowest cost, then we can vertically integrate and receive $20,000 per ton on a 50,000 ton project. 00:29:38:06 - 00:30:05:11 Teague So now we’re making $1,000,000,000 in gross revenue per project as opposed to 50 million. So making that key decision and deciding to vertically integrate and start owning our own lithium resources and then applying the technology that we’ve built and proved out with other customers in our licensing business is going to dramatically transform the future of the company. 00:30:05:13 - 00:30:12:26 Alex Yeah, so it sounds like just again, vertical integration makes a lot of sense and some businesses may make less sense in others.00:30:12:26 - 00:30:18:23 Alex But in the context of your business, the amount of leverage that it can create for you is massive. 00:30:18:25 - 00:30:29:24 Teague Yeah, It’s basically controlling the majority of the economics of selling at $20,000 for a time as opposed to just the licensing model.00:30:29:27 - 00:30:52:28 Alex Yeah, it’s pretty powerful. Let’s, I wanna, I want you guys to kind of reflect on the journey that you’ve had, and if you can think back to yourself as an early stage entrepreneur in the first year of your business, what would you tell your past self that would pleasantly surprise them about the process that they’re about to embark on? 00:30:53:04 - 00:31:06:14 Alex And another way to ask this question of it’s easier is I would just ask you guys like what advice would you give to your early self that was starting your company. So let’s start with Galiano and then we’ll go to Teague after. 00:31:06:16 - 00:31:13:17 Galiano Yeah. You know, what continues to surprise me every day is like the acceleration and the pace that this is happening.00:31:13:18 - 00:31:35:23 Galiano And briefly, when we got started, I never dreamed that we would come this far this fast and things just keep happening. Just accelerate this like crazy. And it goes back to the beginning. You know, before we even had this first factory, we were planning for a small factory. And then in the United States military came along and placed a massive order for 150 houses. 00:31:35:26 - 00:32:01:26 Galiano And so we had to jump in here and get a much bigger factor than we ever expected. We turned things on scale up to millions of dollars of equipment and hire hundreds of people. And it didn’t stop there. You know, now we’ve produced over over 500 housing. We have actually not just started building the factory buildings one, two and three totaling over 400,000 square feet of manufacturing space. 00:32:01:29 - 00:32:26:00 Galiano We’re also installing about $20 million in automation equipment. And then, of course, the interest level in the products totally off the charts. And then we have a waitlist now with over 170,000 names on it. A for the indicated interest for the product are, you know, have every metric, every day looking around like shocked and amazed, I’m like, holy shit, how is this happening? 00:32:26:00 - 00:32:32:14 Galiano How’s it going this big? How is it happening this fast. It’s really been an amazing journey.00:32:32:17 - 00:32:57:26 Alex I love that. And yeah, I feel like it’s a classic thing for entrepreneurs that have some level of success is you look back at kind of what your initial goal was with your business and then you realize you’ve not you’ve not only passed a once, but you’ve passed that goal like 50 times and you’re like, If I had imagined where we are today on day one, you know, I would have thought that I was saying something ridiculous or fake.00:32:57:26 - 00:33:19:00 Alex And so, you know, I think that’s one of the beautiful parts about entrepreneurship is just how much you can surprise, surprise yourself on just like the level of ambition you can get to if you kind of do the right work every single day and just incrementally get better. Teague what about you? What what would surprise day one, Teague, when you were starting EnergyX? 00:33:19:02 - 00:33:51:05 Teague I mean, I guess echoing Galiano, you know, that’s that’s what every entrepreneur feels If, if you’re a business, start seeing success. But for me specifically, I think that year one looking forward to year five, where we’re approaching the 5th anniversary of EnergyX, to think that we have one of the biggest car companies in the world in General Motors as our biggest investor and strategic partner.00:33:51:07 - 00:34:21:09 Teague I mean, that is I’m like, I can’t even express how grateful I am that they’re a part of our company. I mean, when they joined the company last year, we were in pretty dire straits. And for for an organization like that to come in and lead our series B and invest tens of millions of dollars, it was it was an honor to it was it was honestly like validation of all the hard work that we’ve put in.00:34:21:09 - 00:34:32:27 Teague And, you know, our whole team, 75 people building this these products and systems. I’d say that’s the single most proud that I’ve been 00:34:32:29 - 00:34:36:21 Alex So awesome. Alec, close it out. 00:34:36:24 - 00:34:51:23 Alec You know, I think it’s really easy for for people, for companies to resist change. And I think that presents opportunity for startups to break through traditional notions that that would cause fear. 00:34:51:25 - 00:35:13:27 Alec You know, if I had a dollar for every time I heard the word, you know, that’s impossible or that, you know, that’s crazy, I might be rich. But for me, you know, crowdfunding is an example of that. Right back in 2016, everybody was saying, hey, this is this is really risky. You can’t have so many people involved in the company. 00:35:13:27 - 00:35:39:11 Alec It’s going to be a major distraction. I was really blown away by the response that that we’ve been able to attain and just the support in working with the crowd, with with 17,000 investors and supporters in the company. You know, it’s been really a pleasure here. So I guess that that’s what I would say. 00:35:39:14 - 00:35:47:08 Alex Yeah, I think I there’s something so special about again, about feeling like you’ve mobilized a community and you’ve created community around your business. 00:35:47:08 - 00:36:07:25 Alex And I think there are a lot of times where the word community is used, but it isn’t necessarily authentic community. But I think in the context of truly making, you know, retail investors part of your community via, you know, investment your business like it is the purest form. And I think in doing that, you really start to appreciate how special having community around your business is. 00:36:08:02 - 00:36:29:26 Alex If I could add one thing before we go to the last question, I think for me, my biggest reflection that I would tell my past self when I was starting morning brew is, you know, we’re thinking obviously we’re so ambitious to build businesses and to achieve North Star and it’s all kind of generally talked about through the lens of, let’s call it professional growth and professional achievement. 00:36:29:29 - 00:36:48:08 Alex But I think what at least surprised me the most in a good way is building a business truly is like the best force function for understanding yourself as an individual. Like, I would actually argue that I had as many learnings about how my mind work and who I am as a person outside of work that helped to inform the rest of my life.00:36:48:11 - 00:37:17:25 Alex And so I think that was a really special aspect about it, especially, you know, for me is like a young kid who didn’t know myself very well. Like I actually think it was the best way to learn how to grow up and who I wanted to be. Now I want to give you guys the floor to discuss more about your products and your technologies and how specifically each of your businesses are poised to revolutionize the spaces that you’re in, as well as the opportunities available around your businesses right now, and how kind of early stage investing and raising from the crowd factors into all of this.00:37:18:03 - 00:37:23:18 Alex So Teague start us off and then we’ll go to Alec and then Galiano to close it out. 00:37:23:21 - 00:37:50:01 Teague So I’ll try I’ll try to be as short as possible because our technology is somewhat sophisticated with these different refinery techniques. But the one takeaway is that today lithium is produced from these massive evaporation ponds. These ponds can be as big as 15 square miles of land footprint, which is bigger than all of New York City. 00:37:50:04 - 00:38:20:04 Teague It takes about 18 months for the brine in which lithium is dissolved, salt to flow through the pond sequence and they only get at best between 30 to 40% recovery rate through this method that comes direct lithium extraction or DLE which is what we have developed. You basically process lithium in a small factory like the one Galiano is standing in.00:38:20:06 - 00:38:45:22 Teague It takes it takes a matter of hours as opposed to 18 months of processing time. And we had over 90% recovery rate of the initial lithium that’s pumped out of the ground as opposed to that 30 to 40% recovery rate. So every single area we’re seeing, we’re essentially trying to get orders of magnitude efficiency increase on all of these different metrics. 00:38:45:25 - 00:38:57:21 Teague So I think that that is truly the step change check technology we’ve created. It will make lithium affordable and in abundant volume for the easy transition. 00:38:57:23 - 00:39:03:03 Alex Amazing. Thank you for sharing. Alec follow it up.00:39:03:06 - 00:39:13:01 Alec Yeah. You know, in short, we’ve innovated in the fundamentals of how engines operate. We’re able to improve the efficiency by kind of going back to the thermodynamic cycle. 00:39:13:03 - 00:39:33:05 Alec And when we rethink the cycle, we also rethink the engine architecture. So we have a new kind of rotary engine architecture. You know, if if you know, the old Wankel Rotary that Mazda made famous with their sports cars, we turn that engine inside out. We solved a lot of the problems that Wankel engines used to have while giving it this upgrade in thermodynamics. 00:39:33:08 - 00:39:55:05 Alec So, you know, we have 82 patents issued or pending on this technology. And the result is it’s very simple. It has just two moving parts. It’s ten times smaller and lighter and up to 30% more efficient than traditional traditional piston engines. So it’s really a kind of a breakthrough technology. I’ve talked a lot about our traction with the military. 00:39:55:06 - 00:40:18:06 Alec You know, we’ve got $65 million of investments that the military is making in in various contracts that we’re working with with them. What I didn’t talk about very much yet is kind of the the electric revolution. Right. And kind of building on what teak is is doing. You know, we view our technology very much as complementary with electrification. 00:40:18:12 - 00:40:38:03 Alec And so, you know, imagine if you don’t have to carry like a 1200 pound battery, imagine if you could carry a smaller battery that is cheaper, more readily available, and you can kind of keep it charged as you go. Right. Imagine if you have a choice of of fuels and fuels. We don’t have to think about it like we do today. 00:40:38:03 - 00:41:00:14 Alec What if we use sustainable fuels? There are new fuels where we can pull carbon out of the atmosphere and use that to to create carbon based fuels. And it just becomes a closed cycle. But it’s it’s now a no on zero carbon fuel, hydrogen, you know, rotary engines are known to run well on hydrogen. When you burn hydrogen, the main output is water. 00:41:00:17 - 00:41:27:14 Alec So basically we have solutions that can bring these these new sustainable fuels to the market. We want to hybridize and kind of marry with electrification. And we think that we can accelerate the adoption, the mass adoption of electrification. So for us, battery technology and electric technology is really complementary to what we do. And so really, again, appreciate the opportunity here. 00:41:27:17 - 00:41:35:04 Alec As a reminder, rates are closing day for our reggae. Check us out Invest.liquidpiston.com Thank you.00:41:35:07 - 00:41:39:27 Alex Love it And Galiano help us close it out. 00:41:40:00 - 00:41:59:22 Galiano Yes, sir. So now you know for us what we’re doing here is all about technology. It’s all about making building construction compatible with assembly line products. You know, for example, that’s why we have over 75 patent filings that our technology and really there’s three main points to it. 00:41:59:27 - 00:42:18:27 Galiano One is the shipping technology. Then we have the manufacturing methods and then the building materials. So like I said before, the house is full up. That’s the key to making this whole thing work, because if you can’t ship the house from the factory, don’t build it in the package, build it on the site. So that was kind of the first big that we figured out that makes everything else possible. 00:42:19:00 - 00:42:44:26 Galiano Then after that, we said, Well, without that, we’re in the fact that we got to build these things in a different way than they’re doing in the field. That makes sense for the factory. So we ended up picking different methods to build. So usually houses are built with lumber, nails, wood frame. We’re actually using different materials. All our materials are compatible with the CNC cutting equipment so they can parts can be automatically processed. We’re using bigger pieces. 00:42:44:26 - 00:43:06:23 Galiano You could actually see some of them behind me, like these big piece of foam that are caught by this CNC machine. So there’s less parts that go into the product that simplifies the production process. And then our equipment, you know, we have all different equipment that we’re using to build these things. And also, we have this new equipment here. 00:43:06:24 - 00:43:28:12 Galiano So we’re actually putting in about $20 million of automation equipment so that we can build these things faster, reduce the labor cost, increase the quality of it. So, you know, also we invite people to come here. We’re in Las Vegas, you can come do a tour, please check out our social media channels, head over to our website. You can email us, hello@boxabl.com with any questions. 00:43:28:15 - 00:43:38:08 Galiano We still are accepting endorsements from our accredited investors directly through our website. If you want to get involved and join the ride with us.00:43:38:10 - 00:43:56:26 Alex Love it. Galiano, Alec, Teague. Thank you guys so much for taking the time to share your stories with me. You know, it is always a treat for me as an entrepreneur to talk to folks that are on good quests, you know, quests that if you are successful in your ultimate mission, it can truly change the shape of society.00:43:56:27 - 00:44:21:01 Alex And so I’m super grateful that I get to talk with three people that are truly on amazing quests. And of course, this wouldn’t be a conversation about startups and raising earthly capital without a quick disclaimer. So get ready for the world’s greatest disclaimer read ever. This officer’s commentary should not be viewed as superior or a substitute for the disclosures made in any respective offering materials. 00:44:21:03 - 00:44:44:18 Alex Accordingly, the statements made unless reiterated in the offering materials should not be applied to the company’s business and operations. As of the date of the respective offering. Moreover, the commentary may involve several statements constituting puffery that is exaggerations not to be taken literally or otherwise, as indication of factual data or historical or future performance. Thank you, everyone, for joining, and we’ll catch you next time.

2.	Inside Look at the BOXABL Factory

Description: Aug 31, 2023

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a.

b.	I am here right now at the boxable factory in front of a boxable casita the boxable Casita is our first product it’s a small little kind of studio apartment that we produce in our Factory fully complete so we’ve got a kitchen bathroom appliances Plumbing electric all of it’s done in our Factory the house then folds up uh ships out to your site deploys pretty quickly and then you have a house ready to go so come on in and and check it out foreign so the boxable Casita is about 19 by 19 so like 360 square feet uh it’s reallythe the smallest possible room configuration uh that that we thought was like kind of perfect for one person so of course you can see here we’ve got the couch we’ve got the bed we’ve got the bathroom and we’ve got the kitchen at boxable the goal of the company is to mass produce housing on a scale the world has never seen before that was never possible before uh when we look around at all the the modern products you know whether it’s a a car a television an iPhone a sneaker they’re all done using assembly line uh massproduction that’s proven to be the best way to produce products it gives you the lowest possible cost uh the highest quality the fastest outputs but that those principles have not really translated to housing so as a result most buildings are built on sites on location one at a time in a very custom manner you literally have guys walking around with hand tools building buildings and the result is we can’t make enough housing so the idea for boxable was let’s solve all the problems that have stopped buildings from beingmass produced like everything else so that we can rapidly produce high quality housing at the lowest cost possible and change the world and have a really big impact so we’re on our way and uh things are going really well it’s it’s really exciting here I’m about to take a walk through our Factory and show you everything that’s kind of uh going on here uh behind the scenes and how we plan to turn on the largest most advanced housing Factory the world has ever seen so a little more about the product uh itdoes have kind of full-size appliances we do have Heating and Cooling up here so this is the mini split system the unit is all electric it comes with basically the kitchen and the bathroom ready to go and then all the furniture is taken out of this empty space here uh and and um you know packed up separately so that all the empty space in the room actually folds up so of course one thing you might have noticed when you looked at uh box wall line is that the house actually folds up and we’re not just doing thatas a gimmick it’s actually critical in making everything else possible so we have uh this issue where houses are just really big and that’s why they’re not built in the factory houses are huge they’re bigger than the road so you can’t ship them down the road and as a result they end up in this kind of pre-industrial method of of building on site so the first Innovation at boxable was let’s figure out how to just ship these things at the lowest possible cost with a standard Highway legal load and we figured that out sothis is a big 20-foot room it actually folds up to eight and a half feet wide you know so about a little bit wider than that and that allows us to ship with the lowest cost we can actually put two Casitas on a truck and that makes everything else possible that’s what’s going to allow us to actually scale up production because of course some Factory built housing does exist they usually use traditional building methods and they usually ship this wide load so it becomes cost prohibitive for these traditional factories to actually shipfar away from their Factory so most traditional module factories are small Regional factories they’re not really taking advantage of mass production and scale and huge Automation and huge bulk buying that you would see in other Industries for example most car factories are insanely massive they’re putting out one car per minute or less in a Ford factory in a Tesla Factory that’s what we want to do with housing no one’s come close to that so if we can pull it off we think it’s going to be an absolutegame changer for everyone that’s how we’re going to achieve the lowest possible cost for housing so you know the shipping Innovation is the first big step without that nothing else is possible if you can’t ship them cost effectively don’t build them on the factory build them on site that’s the way it is now and then of course beyond that shipping Innovation we have a huge amount of other things going on here we’ve actually built the Casita products using different materials different manufacturing methods so thisis not a traditional Lumber frame house where you might have wood nails hammers to build the house we’re using all different stuff a whole number of reasons for that whether it’s product cost structural ratings Energy Efficiency ease of manufacturing all kinds of different uh reasons why we’ve selected different materials different manufacturing methods and the results are really amazing we’re seeing kind of better numbers across the board and we’ll go into that in more detail when we get out to the factory uh maybe we’lljust step over here quickly and take a look in the bathroom before we leave of course we do have the combination washer dryer units here’s the the bathroom it’s you know it’s a pretty nice size if you want to come in and check it out we’ve got the got the shower in here a full-size shower again the nine and a half ceilings are really nice of course you know boxable is about more than just the Casita a lot of people look at the company and they see oh this is a tiny House Company it’s not this is abuilding system where we’ll eventually Mass produce different size rooms with different interior configurations that can get dressed up on the outside to to look different so that we can build almost all different building types like we will eventually be able to build an apartment building or a single family residential all or all the way down to this little tiny house thing and we think that our system uh is going to be a fit for all those building types but we are starting right now just with the Casita and we’re fortunate enough wherewe have so much interest in this Casita that in this big Factory we can actually just focus on that we actually have a waitlist now with over 170 000 names on the list waiting to buy a casita so we’re going to get it really dialed in with the Casita and then hopefully the future Factory will open up for the larger building system to be able to build all types of different buildings you can see here some different exterior facades that we’ve done on the Casita so you see we’ve got these four houses herewe just finished them up they’re all pretty much the same they’ve got a different exterior facade and you can see it really changes the look and feel of the building all right guys we are going to take a walk now into the factory I’m going to show you everything that’s going on at boxable we’ve actually been in production now I think less than 18 months and things are just happening so quickly uh before we had this Factory it was just uh myself uh Paolo and Kyle we’re the three founders and we hadactually uh started working on the project back like kind of beginning of 2018 we started out with just a a website and an idea and some 3D renders we put up you know the website and and started you know Gathering interest from people eventually we got invited to the Builder Show in Las Vegas to bring our first prototype and we said uh yeah let’s do it let’s commit to that we built our first prototype delivered it to the show and then people liked it people started getting interested the first prototype was actually afull-sized house so it was two uh roughly 800 square foot boxes so 1600 square foot home and that was kind of how we started and then uh everyone liked that they’re interested so then we thought about it more and we saw what was going on in California with backyard accessory dwelling units and how that market was growing and how California was encouraging those buildings to be built and we said you know what let’s start with our smallest room module the Casita which is you know the product I just showed you let’s Mass produce thatand uh we ended up you know debuting that Prototype at the fall the show The Following year and then people’s interest levels grew even more and they got even more excited uh after we did those prototypes we started uh talking to potential customers and we ended up having the United States federal government the military reach out to us and say hey guys we want to buy 156 Casitas and we were like great let’s do it uh but we said to them just so you know we’ve never done this before we don’t have a factory we have 3 threeprototypes and they said no let’s do it so we went ahead we ran full speed we started raising money from investors we managed to grab this building here this whole building is 170 000 square feet we got in we ordered millions of dollars in equipment we hired you know hundreds of staff and and we turned on production and it was pretty pretty amazing I mean we we got in here and got this thing fired up fast and what we’re doing here there’s nothing left in our product mostly of traditional construction so noone really knew how to do what we were doing even some of the equipment that we bought wasn’t necessarily made for producing our type of products so huge learning curve getting that all together but we were able to get in there scale up and actually deliver that order in full to the government and and that’s how things got going and now here we are you know less than 18 months later dialing in our our production shipping to different customers and just lots of exciting action kind of happening uh non-stop so we’re just going to go innow to the uh to the office and and show you around foreign so here we are at the boxable office in Las Vegas uh of course we are open for tours so I would encourage anyone who wants to come check us out if you’re coming to Las Vegas go to the website uh book a tour as I said you can probably stay in a casita here are you going to be able to visit the website and you’re going to be able to come and and watch us all working here from the lobby area so right now I’d say we have about probably 30 staff here here in theoffice we have a great team up front that does tours because we do tours all day every day then we have you know a bunch of Engineers customer service uh reps um you know quality engineer all kind of different uh people working here in the office and uh follow me we’ll keep going so when we actually got this building it was a brand new uh concrete uh tilt up Warehouse so it was like an empty shell we got in here we fitted everything out we actually built the the whole office uh from scratch um we installed all the equipment and uhwe got got geared up and and got started in production uh now we actually just got our second Factory building so uh right next door we were able to pick up another building we moved in there towards the beginning of this year and now we are building Parts out of there kind of Shifting things around and um that building is is online and we’re continuing to kind of expand and and grow the process we think that this Factory should be able to do thousands of units once it’s scaled up currently we produce about two units uh per shiftuh so kind of you know two two houses per day roughly is what what we can produce right now and this is all first generation stuff that we’re working with so Paulo Kyle and I you know the three founders before we had this Factory before we had really built anything and on a production line for Real uh we came up with this design and we went for it and you know that design had really never been tested it was using all new building materials and uh we started production of it and and everything went well and that that generation of theproduct is uh really works great and um uh but now we have 18 months of doing it for real we have not just the three palette you know the three founders but a whole team of people you know a few hundred people all putting in their their input we’ve learned in the real world what works what doesn’t so the next step is to transition into a Next Generation model so we’ve engineered now a new version of the product that has improvements across the board we have uh you know reduced costs reduce amount ofParts made it easier to assemble we have increased ratings like structural ratings uh reduced some of the raw material uh pricing swapped out some of the the types of materials we’re using like across the board huge improvements happening with this next Generation so we’re actually super excited for that to come online because the way I look at it you know we did really well with this first version but that was a complete shot in the dark now we have so much experience to do this second uh generation of the product just so manyimprovements coming down the pipeline on that so that’s really exciting we’ll get into production on that later this year and additionally we’ll have about 15 million dollars in equipment upgrades that we’re doing as well as bringing the second building online and that’s just you know really going to change up the game for boxable and we’re really pumped for that to all come together maybe we’ll go now for a walk out in the factory and I’ll show you guys around this is actually a good example here soI mentioned before how important shipping is for the company in order for us to be able to actually scale production we need to ship we need to be able to ship in the most cost effective manner so you can see this box here this is an example of what a casita would look like when it’s folded up so that big 20-foot room that we were standing in outside here it’s down to eight and a half feet eight and a half feet is is the magic number for shipping to be Highway legal once you go an inch over that you incur extrafees like follow Cars special permits uh route planning uh restricted uh travel times all kinds of issues so for the product to be shippable and scalable it needs to be the right size so that’s just an example of what that looks like here follow me out uh this is Frank he’s just showing you guys how you have to wear your safety gear and here we are in the factory things are humming along we’ve got you know easily over 100 guys out here producing houses we’ve come a really long way since we started here I think we did ananalysis of our uh last year January costs to to this year January cost we’ve actually got our labor costs and raw material costs down over 25 percent and that’s just with small Improvement small tweaks and the idea is that we would have the lowest cost housing solution ever done with very little to no compromise in the product and we think if we can achieve that it’s game Over full world domination for boxable is what we’re hoping for you know we need to see a scalable solution to produce housing because the current method ofhousing production just doesn’t work uh in in producing enough uh housing units you know we have a multi-million housing unit shortage in this country and that same problem exists all around the world results and until you move the production into an efficient assembly line you’re never going to get to the output levels you need so when we look at what we’re doing compared to what a traditional Builder is doing we just see that we have all these principles that are going to leave us so far ahead of them uh wethink we’re definitely gonna gonna win we’ve got things like the standardization of the products we’re making the repeatability in the manufacturing we have uh the ability to use unskilled labor so we’ll take any guy off the street and we’ll train him what to do here we don’t need a highly skilled highly trained electrician or plumber in fact we don’t even really have a plumber or an electrician in our Factory we’re just taking anyone and training them and that’s going to allowus to bring our labor costs down the ability to use automation of course our shipping solution saves money uh we’re eventually going to have a big bulk purchasing power to be able to negotiate with suppliers and the list goes on and on of the efficiencies you get doing it in the factory versus doing it on site you can just imagine how efficient it’s going to get here when a house shows up on our line a house gets moved by a conveyor a robot arm comes in puts a drill a screw in another house comes screw screw screw first is a siteconstruction where you have a guy he’s not sure what he’s going to do next the whole house is a little bit custom uh you know he’s he has weather delays he’s picking up one tool from here one tool from there we’re just going to cut down all of those just the inefficiencies by doing it in the factory and those principles for making factory mass production the best way to do it that that’s proven this is you know Henry Ford assembly line stuff assembly line mass production makes products available affordable highquality it just needs to be made to work for housing and we’ve done a lot of things that we think are going to make it actually work for housing so let’s keep going we’re not going to ride a scooter but usually we would Ride Scooters around the factory because it is a little bit big this is actually our employee Brake Area our snacks for the employees we do actually give all the employees a little uh stipend daily to use at the snack bar um additionally all of our employees have stock options at boxable we thinkthat’s really important to keep everyone aligned for the mission to have everyone giving it their all because what we’re doing here is not necessarily an easy task this is incredibly difficult this is someone no one’s ever been able to figure out before and uh we’re definitely going big so you know there’s a lot of risk with what we’re doing at boxable but there’s also a really big upside we think potentially we’re going to disrupt and change one of the biggest industries in the entire world you knowbuilding construction is a multi-trillion dollar market around the world we do have a bunch of CNC cutting equipment that cuts our various parts and that’s really important you know as we move forward and we dial in our automation uh a lot of the automation we have is going to be custom so we’re going to take our time implementing the custom automation but for now we’re able to get these CNC machines off the shelf that gives us a degree of automation just by default you know like I said we’re not using the traditional methodsto build a house you might drive around you know your neighborhood and you’ll see a construction site they have hammers and nails and pieces of wood and it’s called Lumber Framing and that’s how they built things for you know 100 years or whatever we looked at the problem and said is there a better way to do this you know we have all these different requirements you know it has to be cost effective has to be structurally strong it has to resist wind it has to be energy efficient uh the list goes on of differentrequirements and we said how can we achieve that maybe using a different material that meets all of those tools better so we ended up settling for now on this laminated panel design I don’t know if that noise is too loud but you can see actually that’s the the glue head uh extruding glue over the panel these are laminated panels so you’ll see uh this is the core of the wall so this is EPS foam uh that actually makes up the core of the wall and the cool thing about doing it this way is we’ve dramatically reduced thenumber of parts in the building so a traditional house might have you know hundreds of pieces of wood thousands of little nails we don’t have all that we have far less pieces so each one of our wall let’s say the front wall in the house is 20 feet uh we’ve got maybe five four foot sections in layers so we’ll have three layers the outer skin the core foam and the and the inner skin and again all of these parts are cut by CNC cutting equipment so you can see it’s it’s very precise this is all done bythe CNC by the computer by by the robot and by doing it that way we have very accurate engineering millimeter tolerances in fact if something is only off you know a little bit it’s not going to go together it’s not going to work so we end up with much higher quality by doing it that way uh so uh we’ll walk away from the noise here just a little bit and I’ll explain to you what’s going on with those equipment upgrades and yeah so this building is 170 000 feet uh our new building is 130 000 feetand we uh we’ve been in here 18 months we are producing about two houses per shift we’ve got several hundred employees we’ve been able to scale up uh really quickly and we’re really comfortable and happy with where we at and the progress that we’ve made like I said everything we’re doing here is all new stuff and there’s a lot of learning happening all the time so what they’ll do down there is they’ll take the parts from the panels the wall panels and they’ll assemble themtogether into the actual walls they will put those uh uh into this machine here which puts you know hundreds of thousands of pounds of pressure onto the panel until it cures uh by doing it this way we’re actually able to build a full wall about every 20 minutes and that’s like way faster than a traditional wall can be built but uh this next uh set of equipment that we’re putting in that’s hopefully going to get us down to about three minutes per wall so huge huge numbers um you know way different than than anytraditional construction can do it we’re basically swapping out all this equipment here for a new line that’s automated so what’s going to happen is right now we have guys assembling these parts together manually that goes away the parts will get assembled automatically so basically for the most part we’re going to be loading pallets of wall board pallets of foam the parts to the wall in the beginning of the machine and out the other end a fully painted fully finished um panel comes out with very littlehuman touch points in between so huge labor reductions coming there the automation will increase the the quality and we’re really excited about that uh you can see here is the finished wall so those parts that I was showing you before they um get assembled together about 20 minutes every 20 minutes you know boom a panel like this is is gonna pop out so you know by doing it this way not only have we simplified the the manufacturing sped things up but we’re getting a better product you know this thing is like itis rock solid uh I don’t know if you guys have ever broken like a regular drywall you know like a regular house you can you know put your foot through the wall uh if I if I you know if I if I you know come to one of our walls and and just show you how strong it is you’re not getting through this thing it’s rock solid uh we’ve got uh high wind speed ratings on all our houses uh we’ve got a fire resistant uh cladding we’ve got massive levels of Energy Efficiency so uh many many advantagesdoing it this way and then our next generation is going to have even more improvements so what we’ve done here this is the first attempt and we’re super happy with where we landed on the first attempt but the next gen a huge Improvement events coming from like every area so you know right now the process panel comes out of the machine looks like this we just do a little bit of painting and and mudding to cover up the seams and then uh it goes on Down the Line we actually put electrical in to the panel and uh that happens beforethe house is is assembled mostly and uh again this is just standardized repeatable stuff so we don’t necessarily need a skilled electrician doing custom wiring we’re cutting the same lengths of wire the same number of parts for every unit we can train anyone to come in here and and put these things together now we’re heading over to the start of the assembly line this is where uh the parts come together to form the the finished houses so right now we’ve got about 10 stations in our assembly line after we go through thisnext uh Factory upgrade we’re gonna do we’re gonna end up with about 20 stations and we’re also going to have feeder stations so that’s going to speed it up right now I think we’re at a three or four hour cycle time so every three or four hours uh a house moves down the uh stations and of course that’s also our final output because every three or four hours a house is finished but uh by increasing the number of stations and doing this the sub assembly stations uh that number is going to come down anddown until hopefully we get to maybe you know a 60 Minute uh cycle time so a house every 60 Minutes in this Factory that’s like roughly the goal um but again you know assembly line principles this is what it’s all about each worker at each station is just doing the same job over and over they’re not setting up for different jobs it’s not you know kind of uh a Tradesman doing custom work no same thing’s happening in every station bang bang bang houses move past the station move past the workers uh you’ll see herewe’ve actually got what we call the core of the house so this is the 20 uh 20 foot by you know roughly six foot section of the house this is where all the action happens all the the magic happens uh and kind of part of the beauty of our design is uh this section is where you got kitchen bathroom in this model other models it could be something else it could be a staircase uh or something else that goes in that section that’s the part of the house that doesn’t fold up so our house does fold up from 20 feet down to eight and ahalf feet but we’re not compressing all of it we’re only compressing the empty space because we don’t want to ship empty space so this part of the unit gets filled with stuff everything else gets folded up and that actually pays off more than just shipping uh for example you can imagine if you had a traditional house and you were trying to build it with robots or employees you would actually have people walking through a doorway because a regular house is fully built and you guys have to walk through the doorway you have tocarry large Cabinetry whatever else through that toy but with our design because all the magic is happening in the core this stays open while we finish it so it’s great right now for employees to walk in and out and in the future it’ll be great for robot arms to place Parts into that portion of the house and then you know as we go down the line You’ll see this core starts to get finished out they’ve put the panels on here at the uh various stations we’ve got some Plumbing going in here HVAC nowyou’re starting to see the the bathroom going in uh and the next thing that’s going to happen down there is the rest of the panels go online so all the action happens in here the rest of the house is just empty it folds up they’ll stick the panels on uh for the floor and walls down there um you can notice some cool things we’ve been doing in here that are very Innovative for example this shower uh is actually a custom boxable shower you can see the custom logo so as we go forward in developing the company there’scertain products that we’re not going to be able to find exactly what we need in the marketplace and we need to engineer our own to make it lower cost to make it easier to assemble so the shower was like an early example of somewhere we saw we can do this better and so we did it and we engineered it and there’s the boxable shower uh there’s all kind of other things happening like that we’ll continue to like vertically integrate as we build up the company you know certain raw materials will start producingourselves as we grow [Music] another cool example is actually uh the cabinets so um uh early on we just bought the cabinets from from Home Depot and we just uh threw them in and then quickly we realized there was a better way to do this so we started re-engineering the cabinets this is actually the second uh version of cabinets and then we have another version that’s still coming in uh I think the engineering’s finished on it and those initial uh new cabinets will come in soon so that allowed us to bring down the cabinet costs from likemaybe it was like 5 000 down to you know fifteen hundred or something like that and not only did we bring down the cost of the raw materials but we made it easier to assemble so then that reduced the labor so now our cabinets go together really quickly versus the old ones took longer and those Innovations are just going to continue with boxable they’re just going to come and come and come as we continue to dial this in you can imagine like an iPhone or an automobile every year there’s a different version of that product with a bunch oflittle improvements and you know that’s the same thing we’re doing here with boxable and we’re doing it fast here you’re going to notice that the uh big floor is going on the unit so like I said before we have a 20-foot room module that folds up to eight and a half feet and that is um the the folding floor that’s gonna come down and then you get about about 12 feet on that so so here you can see that floor is in of course you know it hinges hinges up and down and then um you know this is going to be theempty space where you’re going to put uh Furniture you know bed couch or whatever and then this is where uh everything is uh uh uh installed in the factory and that’s so important because that allows us to finish everything in the factory where it belongs we don’t want to be doing expensive electrical expensive Plumbing on sites we just want to get it all done in the factory where we can get it super cost efficient but we still need to fold it up we still need to ship it so you know this is the the beauty of the design we figured outhow to not ship empty space still finish everything in the factory um and pretty much everything is done in the factory you know the idea behind boxable is that we have a universal building box mostly architecturally neutral we sell that to builders and developers this product dramatically shortcuts their cycle time so traditionally a builder might spend six nine months building something they’ll have weather delays they’ll have dozens of subcontractors off the flame gamer the electrician the plumber the sheerall this kind of stuff and uh that if they use our product that’s all gone boom they do their site prep you know Foundation bring utilities up to the unit then they come they drop our unit down maybe they dress it up like the ones outside maybe they don’t they can customize it if they want and we think that’s going to be a game changer for their business they’re going to be able to deliver a higher quality product they’re going to be able to get more units out per year offer better pricingto the customers you know so many benefits uh if we take out all those site variables all those Custom Construction variables you can see now they’ve got the the windows going on and then the units pretty much finished at this point the next thing that’s going to happen is uh quality control station where they go through a big checklist of quality control and then they’ll fold the unit up wrap it up and send it outside we’ll go check out some of the outside units shortly so we can just take a peek in herethey’re just doing a final touch up um cleanup and then they’ll actually put the refrigerator the the washer dryer all the appliances will go in the units it’ll fold up and it’ll get uh shipped out so I don’t know if you can peek in there and see see what’s going on another example of some of the new equipment we’re getting in here is actually a very big conveyor system for the whole assembly line here so right now we when we got started with boxable we said let’s just do things reallymanually let’s not spend a lot of money on equipment so that uh we can be flexible we can change until the process is dialed in and we know it’s going to stay like this we didn’t want to spend a ton of money on equipment now we’ve had time to learn all that and say yes this is how we want to do it so one of the other pieces we’re getting is actually a conveyor system right now they’ll actually manually push those houses down the line they’re on Wheels and they’ll just push them down the line one of thenext things we’re getting is a conveyor system where all the houses move automatically down the line one at a time that’s really going to increase our efficiency and you know create kind of accountability on the assembly line so that’s great we also have a bunch of new CNC equipment coming in and then you know we have this this new building so we’re currently in like a trend position period where we’re going from this initial setup into the new setup and that involves not just the new equipmentbut kind of like a reorganization of what we were doing uh before so we are so we we’re um plant we’re planning uh we’re we’re currently uh moving everything around so it’s going to be basically this current building uh most of the racking and storage is coming out of it and then instead uh the new automation equipment’s coming in the assembly line gets bigger we move a lot of the storage to the to the second building and then we do a lot of the parts manufacturing so those little CNC uh machines in therethat’s all going to go to the other building so the first uh uh the second Factory will be Parts production and storage and the first factory will be the finished assembling of of the houses and by doing it that way uh just getting efficiencies all over the place to continue push the cost down dial in the union economics all that kind of stuff this right here is an example of some other boxable Innovation we have actually engineered our own trailers to be able to tow Casitas we can do things like we get a third party truckingcompany to come in with a big rig and they’ll uh actually they can stick to Casitas on like a regular drop deck trailer and we can send two Casitas at once so I mean just thinking about that we’re so far ahead of of the existing industry not only are we shipping uh without the wide load permits the the follow cars which is where you have uh not just the truck you might have seen this on the highway the truck driving the overwide load and then an actual another car with another driver that costs more money and flags followingthat car um uh so not only are we not shipping that wide load so then it just becomes a regular load you don’t need to follow cars or the special permits but we’re actually getting a two on a truck and then beyond that because we’re folding up the space you know in order to get uh one 20-foot Rim module on a regular truck you would actually need to to put it in two 10-foot loads so so we’re getting that all into one load that’s actually Highway legal uh huge reduction in in the overall shipping costs andlike I said that is what enables us to scale manufacturing so our plan is that right now we are here in this initial Factory and it’s almost just still like an r d Factory a proof of concept making the case for the next level of scale because you know this is a big Factory this is a big operation that we’re doing here but at the end of the day if we made 5 000 Rim modules out of this Factory that’s a drop in the bucket that’s nothing compared to the market demand for housing so and this isn’treally true mass production to get to True mass production we need to get to the level that the automobile makers are where they’re putting out one car per minute we want to put out one house per minute so we’re currently in the planning stages for a much bigger factory I think we’re calling it boxzilla so we’re looking around here at lands trying to get into several hundred acres trying to get a multi-million square foot Warehouse building implements all the hardcore automation you know like if you ever go on YouTubeand search car factory and you just see a sea of robot arms an amazing technology that’s what we need to build houses with it’s not something that should be such a crazy idea because this is done this is done with with other Industries it’s is done with cars this is all standard stuff if we can just fix the problems that made that not work for housing we can implement it with housing and we think we’re well on our way so you know our plan next is to build the largest house Factory ever done that’swhat we’re trying to do that’s what we’re raising money from investors for and we think that if we achieve that our product cost is going to be so low it’s going to be a no-brainer for anyone who wants to build anything they have to use the Box well why would they do it the other way why would they wait so long to build why would they spend so much money the goal of the company is to have the lowest cost housing solution ever done so uh so yeah here it is uh trailer uh towed by a pickup truck not a big riganother cost reduction and you might have seen a funny video we did where we actually uh put four Casitas uh on four trailers hooked them all up and towed them with the Tesla and you know of course like I said we are producing houses every single day so we’ve got an inventory sitting out here on the on the lot and these are all just going out to various jobs most of the jobs need some type of prep work and they have some schedule so the units will go out whenever the time is is right for that certain unitI don’t know exactly how many units we’ve made so far but this one says 339 so I wear at least 339 I don’t know I don’t know if we hit 400 yet um but it’s good I mean we’ve been here 18 months we have a brand new product a brand new uh manufacturing method scaled up from absolutely nothing and we’ve built hundreds of houses you know I’m I’m every day like just sitting looking at what’s going on and I’m just like wow this is amazing I can’t believe you know everything is happening like this andthat things are going so well and it’s exciting and you know there there is going to be you know lots of things are going to go wrong there’s going to be drama there’s going to be controversy the way we’re doing boxable is we’re going big we’re going nuts uh We’ve also leveraged uh social media to draw interest uh we’ve raised money through through crowdfunding so that people can go uh and invest on in the company on our on our website and we’ve attracted a huge wait list of people uh the waitlist is so big that some people are mad that they can’t even get the product uh that’s enough which is a pretty good problem for you know a new company to have that people are mad they can’t get your product fast enough um so uh you know we’re gonna we’re gonna break a few things while we scale up but I think that you know we’re on our way I think the company’s in a better position than it than it’s ever been uh it’s extremely exciting every day we have so much stuff coming downthe pipeline a lot of it I can’t even uh discuss yet so good stuff so um you know eight and a half feet ships down the road Highway legal I think that is about all I have to say for now but we will welcome all of your questions we’re going to go into a live q a now I’ll also mention I suggest that everyone checks out our social media Pages uh checks out the website if you want to book a tour book a tour if you are interested in working for boxable we’re hiring we’re trying to get the most amazing people from all around thecountry to come and work for us so so please check that all out on our websites our investment offering is currently open to accredited investors in the U.S and uh Canadian investor all Canadian investors in Canada as well and uh you know you can learn more about all that on our website please look at our other videos on YouTube we also have our audited financial statements published we have our SEC filings we try to be super transparent with everything we’re doing at the company I’m always doing ininterviews with people I’m always responding online I was I would really suggest the boxable Facebook and boxable Investors Group that’s a great resource for all kind of general questions we’ve got a huge Community there with over 20 000 people that are super enthusiastic about boxable and uh um yeah email us hello at boxwell if you have any questions and oh and here’s something else that’s pretty cool one final note you see how we’ve actually stacked these stories these houses two stories so when you’re talking aboutinefficiency and Innovation there’s just like so much action going on here

3.	The Truth About Boxabl

Description: Jun 19, 2023

8,060 views ● Jun 19, 2023

Like and Subscribe to never miss a @BOXABL video! Dutch Mendenhall interviews Boxabl CEO Paolo Tiramani at the 2023 Invest Wealth Summit. Boxabl is open to investors, subject to requirements at https://invest.boxabl.com Check out our other socials: / boxabl / boxabl / boxabl / boxabl / boxabl Visit our website: https://www.boxabl.com/ Contents: 0:00 - Intro 3:10 - Paolo Tiramani Introduction 4:31 - Boxabl Explained 5:55 - Paolo’s Background 8:15 - What Makes a Good Investment? 11:20 - The Demand for Boxabl 22:12 - Where’s the Best Place for Boxabl to be in People’s Hands? 29:58 - What Is Needed to Achieve What You Want in 5 Years? 34:33 - Did You Expect Such a Long Waiting List? 38:55 - How Does One Invest in Boxabl? 42:04 - Q&A Begins 42:30 - Can You Transport Your Boxabl? 45:05 - How Does Boxabl Work With Zoning? 47:30 - How Does Boxabl Ship to Difficult Locations? 50:35 - Do Repairs Need to be Certified by Boxabl? 53:16 - How Will Boxabl Work with Local Governments? 1:01:14 - What Type of Mind Shifts Has Paolo Experienced? 1:02:45 - What Are Boxabl’s Efforts to Partner with Mainstream Lenders?

BOXABL IS CONSIDERING UNDERTAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

a.

b.	So as we look at the Giants, one of the things a friend of mine has been on me for the last year about right, is starting another REIT and opening another reit. And this is not a solicitation for security. This is something that will be in the future, that’ll be a part of the RAD family and the RAD portfolio. But the company and the gentleman I’m about to introduce has built an incredible business. And I think they’re a visionary when it comes to the housing industry. I think they’re a visionary when it comes to construction. How many of you understand that there is a multimillion unit shortage in the housing industry right now? Raise your hands, multimillion unit shortage. And anytime there’s a scarcity of anything, how many of you want to be the provider of the solution in the answer? I do. And so one of the things my friend has been on me for the last year is he’s saying, Dutch, you got to open a REIT with us Dutch.

(00:01:02):

You got to open a reach with us Dutch. You got to open a REIT with us. And as we’ve done podcasts together, how many of you have watched the RAD Podcast? Raise your hands, right? You got to watch more and more of the RAD podcast. We have incredible people that have been on our podcast, and I look forward to having our next fireside chat, our next guest speaker on our podcast as well. But I want you to bring up an incredible man who’s been a part of an incredible vision that is revolutionizing the housing industry for our next fireside chat. Paolo Tiramani. Come on up, brother. Come on up.

(00:03:12):

Now he wanted to do the picture, so we’re going to do the picture like we were U F C fighters, right? That’s right. So he wanted to get that picture right. Yeah, let’s do it for the fireside chat, right for you guys.

Paolo (00:03:19):

He’s a big motherfucker though, so I’m not sure.

Dutch (00:03:23):

Am I allowed to? I might be. You can say whatever you want, brother. You can say whatever you want.

Paolo (00:03:26):

Let’s do it.

Dutch (00:03:27):

One more time. There we go. Right? There we go. Right.

Paolo (00:03:30):

Thank you.

Dutch (00:03:32):

So go ahead and have a seat, Paolo. Have a seat. So Paolo’s son and I have become friends right over the last year and I’ve been watching and I’ve been observing and I’ve been learning about their market and their industry. So one of the things, did you get to see the picture yet?

Paolo (00:03:52):

Yes,

Dutch (00:03:53):

You did. You did. So we have established our newest REIT entity, right? It is not open for investment yet, but it will be in the future. And that’s the Rad Boxabl reit. How many of you think that’s pretty cool? Pretty cool, right? Pretty cool. And so as we get into what Boxabl is, I’ll let for those, how many of you are familiar with Boxabl? Raise your hands, how many of you Boxabl is a little bit of a foreign conversation for you? Raise your hands. Okay. Why don’t you just give people quick snippet of Boxabl before we get into the q and a and stuff. Yeah,

Paolo (00:04:29):

Absolutely. Thanks Dutch. So Boxabl has been created to solve the housing crisis, just a very small task. Building construction today is really pre-industrial. By pre-industrial, I mean it’s not built in a factory. It’s not built in a factory big, which means that they’re built on site literally in an open field, which means it’s all regional business. The largest factory companies making buildings are about 70,000 square feet in terms of the factory space. And they can only ship 200 miles or thereabouts. Boxabl is still, I consider to be in a sort of a prototype stage and our factory is already 400,000 square feet and we’ve solved a lot of those first principles and problems that allows building construction to be in a factory, take advantage of a modern world and ship through regional factories globally. And that should do three things, lower the cost, raise the quality, and raise the speed to really lightning fast speed to buy the product by buildings in the same way we buy everything else through Amazon and expect high quality and accountability from the producer. Boxabl is a for-profit company, but we did start it as a good works project to fix a big problem.

Dutch (00:05:52):

So tell people before Boxabl, what did you do?

Paolo (00:05:56):

So to Boxabl, I had a crazy business. I’m basically an inventor. I’m an industrial designer, mechanical engineering, have a couple of degrees, and I had an IP licensing company, an IP licensing company’s intellectual property licensing company. And I had a team and we sat around and we invented product and licensed it to industry in the same way that an author or a songwriter or a book writer would get paid a royalty for every time the song is played or the book is sold. We did that with products in many, many different industries and did that for a number of decades. It’s pretty profitable, really became almost an annuity business. Cash just poured in. And as with all things, sometimes the grass is greener. And for years I thought to myself, I think I’d like to be an operator in a space as opposed to a licensor. And if we’re going to be an operator in a space, let’s fix a big problem. So we didn’t come up with the idea first because we’re sort of professional inventors. We came up with the problem first and then backed in an idea. So that’s my background, all intellectual property, mechanical engineering, and in my core, I am an industrial designer.

Dutch (00:07:09):

And so I guess your product is kind of protected a little bit.

Paolo (00:07:13):

So I think we have something like 160, a hundred. Well, I think no, Boxabl alone has I think about 60, 65 patent filings. But I would add that really in terms of the sort of defensive realm, patents are just one layer really. It’s a technique, know-how scale money. And also I’m not sure that we don’t want competitors. The market is so big, we want to fix a problem. We’re trailblazing through certifications and a lot of problems and people backfilling behind us, more power to ‘em. I think we’ll probably actually help them. I mean we would actually help them be successful.

Dutch (00:07:54):

Pave the way. Yeah. Well, cool. So these are all investors in here and a lot of ‘em, how many of you have invested in Boxabl prior to this? And so we can have a few more Boxabl investors at the end of this weekend for sure. And I know this isn’t a time where you’re offering a security, but talk to people a little bit about what they should be looking at, right? You’ve been an investor for a long time yourself, what should be people looking at when they make investments? What makes a good investment into a business versus a bad investment?

Paolo (00:08:24):

So I have been an investor for a long time. I’ve invested in a bunch of different technology, all the usual suspects that we all invest in and do very well. And really, I don’t really have a tremendous amount of investment advice. I’m more on the design and engineering side of things, but so I probably sort of default to popular wisdom people, smart than me, like Buffet that says, know the product, look at the management, look at who’s leading it, look at what they want to do, where they want to go. Do they have something unique? Do they have something protectable? If they don’t have market share, are they on a track directionally to get market share? And then perhaps with longer term investments, when is it over? When is the party over? When is the party over? For example, I had a probably, maybe I shouldn’t say this, but I say it. I had a pretty large position with Apple for I think eight 18, so it’s 15 years and I nix the whole thing out, took the hit, took the long capital gains plus five, 25% and put it all on Tesla. I look at so directionally where they’re going. I don’t see a car company. I see artificial intelligence, I see robots, I see self-driving cars, I see a genius at the helm. What else do you need to know? Sold Apple, bought Tesla. So that’s my sort of pocket wisdom on investing.

Dutch (00:09:50):

And there’s good wisdom in that too, right? Because one had a founder who built something unique and incredible and that founder passed away and it turns into a board of directors, right? Running an organization. And I think that starts to change the DNA of an organization. It’s something to consider when you’re making investments. Whereas Elon is still at the top, still a founder, still pushing and driving. Even Amazon Bezos is no longer running the ships, steering the ship anymore. And so that game has even changed with Amazon. And so it’s not that Walmart’s with the Waltons, right? Not that Walmart might be the right investment for some people at certain times, but timing is critical when it comes to making an investment and when your timing is off, your risk exponentially for me goes up when you have a company that doesn’t exist yet with no profit, no revenue, no actual tangible product is something you have to be very careful about because sometimes it’s easier to sell an idea than it is.

(00:10:52):

It is to sell an actual, tangible real product. And so as you’re looking at business, especially in the crowdfunding space, and I know there’s a lot of my crowdfunding friends or a lot of my startup businesses, they’re going to hate what I’m about to say. But if a business hasn’t made a dollar yet for me, that becomes a very difficult business to invest into and it’s going to be in my highest risk bucket. Now one of the things about Boxabl is you guys not only have made money, but your waiting list is this monstrous waiting list, right? So talk to me a little bit about what does your waiting list look like? What is the demand for your product?

Paolo (00:11:31):

Yeah, yeah, thanks. So I think that’s just right At the end of the day, show me show prototypes are fairly easy to produce. They’re fairly easy to gloss over. We’ve all seen electric trucks being pushed downhill with no motors, things like that. I’m not going to name names Nicola, but things like that. So how quickly can you get to market? How quickly and profitability are we talking about? Direct costs versus total investment? Total capital investment in the company. Boxabl is interesting. We’re seeing explosive growth. I think two and a half years ago we were in a 10,000 square foot r d lab. 18 months ago we moved into 170,000 square foot facility, started building homes. That facility is up to now 400,000 square feet, which blows my mind frankly, every time I wake up in the morning, I think is

Dutch (00:12:24):

Anybody in here even comprehend what 400,000 square feet is really like?

Paolo (00:12:28):

It’s big. It’s really big. Several foot five. I can’t do the math actually in my head. In terms of acreage, we’ve managed to raise through crowdfunding, I think about 150, $160 million. I think it’s probably one of the most successful crowdfund out there. I might be wrong about that. I think Grant probably has done better actually in terms of crowdfunding, I actually believe we could probably raise a billion dollars crowdfunding because the power of the idea is so strong and I believe we’re executing today reasonably well. Lots of challenges. Our wait list is about 170,000 for this Casita product. This a D U accessory dwelling units, about 400,000 square feet. How

Dutch (00:13:09):

Many of you would like to even imagine what a thousand people waiting for your product is, let alone 170,000 people waiting for your product? Is that pretty mind blowing, right? It’s pretty mind blowing. Yeah,

Paolo (00:13:21):

You got that broad shoulders because a lot of people relying on you, obviously we have large cap table, we have something like 40,000 investors and that’s exploding every day. We do reg A 75 million a year and then a Reg D from more certified verified investors. And yeah, it’s interesting. I mean when we started, if you can imagine if I could bring you through my own personal pain points, we went from that r and d factory with a bunch of theory and probably two dozen guys 18 months ago, and I think the first house took a couple of months to make and we had a D O D Department of Defense order to fulfill for 156 units. You’ve got colonels coming in and telling you off. It’s quite interesting. And today, and I mean those first few months, thank goodness, oh, she didn’t come around. We’re very OSHA compliant.

(00:14:22):

Now we’re very safety conscious, but I mean it was rough and tumble. It wasn’t an automotive manufacturer making another type of car and they were just drafting in those people. Everything was new and we went from a couple of dozen people to 200. It was pretty staggering. And today, 18 months later, we sort of wound the production down. If you can imagine that we make a house every four hours and make two a day on one shift. We could wind that up, but we’re going in and fixing all the issues that we need to fix as we get ready to be consumer grade. I think by the end of the year we’ll be down to somewhere between 20 or 40 minutes to build an entire house and this is what’s required. And then one step beyond that, as I said, we’ve got 400,000 square feet today.

(00:15:11):

Actually this is breaking news. Yesterday we had 300,000 square feet, so I’m not sure I was supposed to say that actually. So yesterday we had 300,000 square feet and today we have 400 I think. So Illa factory, we call it Villa. We’re looking at putting up much larger factory that will start in the one to 2 million square feet, be a regional facility, go up to about 6 million square feet. And I think we can make, the goal is the reach goal is to make a home every 60 seconds, which sounds mind blowing until you realize Ford and General Motors do exactly that. The Ford want 50, they make one every 60 seconds. It’s a lot more complicated than a Boxabl. So making it home every 60 seconds, highest quality, lowest cost, maximum speed, those are the three legs on our stool. That’s where we have to go if we’re going to actually make a dent in the housing crisis and turn housing, building construction into a consumer product like everything else that you’re wearing, everything else in this room.

(00:16:17):

If we wind up being a regional facility, I would consider that a failure. The current factory should be able to make between five and 6,000 homes a year. That would make us one of the biggest to be about three, $400 million at this stage. I would consider that a failure if that’s all we do. So the vision is extraordinarily large. And then scale beyond that, we would actually do a franchising rather like is there are actually sort of micro factories and we would look at that model to franchise overseas. So regional facilities, few regional facilities domestically in our country within our borders. And then overseas franchise model. You’ve got foreign market, foreign taste, foreign laws, foreign distribution, let those other companies, foreign companies and countries in some instances bring their capital and know-how so that we can really scale the business. The business has been engineered from sort of the D n A level for scale.

Dutch (00:17:18):

It’s such a fascinating thing. One of the reasons we’re going to open a RAD Boxabl REIT in the future is because we want to be a primary distributor. We want to be a primary users and we want to be able to buy, if the A amount raises up to 150 million a year, which it looks like the legislation is going to lead there. Currently it’s at 75. We like to buy $150 million a year worth of Boxabls in order to deploy into cities and markets across America. Now how many of you realize that in order to deploy and buy Boxabls you’ve got to own and buy land? How many of you get that right? And so actually RAD started its land buying mission back in 2020. And so we started acquiring our first acres and our first land for construction and development, not for 2020, but for 2025.

(00:18:09):

And so we looked at the scale of the market, we looked at where things were going, and we started putting down everything from a single lot of land in the city of Philadelphia all the way out to thousands of acres in corridors between major cities. Now we don’t buy our farmland in order to turn it into development construction land. We buy farmland as farmland. So our development and construction land is actually very separate from our development and construction properties. But how many of you get, you’ve got to start planning these things way out in front. If you don’t start planning them now, then you’ll be behind the market instead of ahead of the market. So Paolo and his team, they started looking at things and you and your son had to start saying, this housing shortage isn’t that big of a deal yet, but they could see how fastly quickly it was coming and in America, right?

(00:19:02):

Is this for me? Can you guys hear me better now with this mic? It sounds the same, doesn’t it? Oh, for the Q and a. Well, one of my team can come and grab this for the q and a. I’ll let one of the guys from the back come and grab it. There you go. Thanks Vince. And so one of the things we started to realize is that the cost of construction was becoming too expensive to build properties in neighborhoods. A lot of people don’t understand that a lot of poverty in America is created culturally. And the reason a lot of African-American communities in America have cultural challenges is because the developed cash markets, discrimination in the lending industry kept a lot of communities from the ability to be able to buy and sell property and allow property to grow in value. Because what developed was cash markets.

(00:19:51):

Well, what happens is eventually the cost of construction supersedes the cost of housing. And when construction supersedes the cost of housing, nobody wants to build in those neighborhoods anymore. Nobody can rehab, nobody can fix, nobody can repair houses in those neighborhoods. When I bought my first tax deeds and the cheapest one we ever bought was a $5,000 house in Philadelphia, when we first thought bought that house, there was no way that the cost of construction made it financially smart to go ahead and rehab that house waiting a couple years. Eventually it got to that point where it made sense to rehab and fix that house. But what Boxabl does is it reduces this cost of construction to something that’s reasonable and it can put good housing and good markets. Now have you guys found financing available to people right when it comes to the Boxabl product or is that something you guys are working on? We can get hel mic because his mic’s not catching. Oh, your mic’s not catching. It’s

Paolo (00:20:47):

Mine. Yeah, I think it’s off one side. Can everybody hear me okay? Is that better? Can everybody hear me louder? Okay. I use my big voice. Okay.

Dutch (00:20:58):

Put on your big boy pants. Yeah, your U F C pants.

Paolo (00:21:01):

Yeah, so I mean what Dutch she’s talking about in terms of developers and risk risk comes in many forms. So for that developer, they have to start putting out money at the get go at the beginning and they have to bring in all the different trades and they have to start paying as they go. It is not really the best way. The Boxabl way is that the developer who in most instances really just wants to be a marketing company and turn projects a market, their communities to prospective homeowners, has to do all these other things. They have to build an open air factory. It doesn’t really work the Boxabl way. They keep their money in their pocket. They have a lot less backend expenses in terms of everything from architects to accounting. And when they’re ready to buy the product, they buy the product and it just ships next day, next week from the factory. So debt is tricky, but it’s necessary to build any business and the Boxabl product can really help alleviate developers when it comes to that.

Dutch (00:22:11):

Very good. And so with Boxabl, right, what do you think your fastest to market is? Where’s the best place for the Boxabl product to be in people’s hands?

Paolo (00:22:20):

Yeah, so one of the challenges we’ve had is with certifications. So again, it’s a pre-industrial business. It’s our job to grind through state by state with certification. So you’ve got hud, you’ve got modular, you’ve got rv, you’ve got Park rv, this crazy fragmented makes no sense for mass production. So what we’re doing now is we have to grind through state by state with our modular code. Modular building construction is the highest code in the land. The Boxabl product is actually quite a bit stronger in a whole bunch of different areas and much better. So we may actually even at the federal level have a Boxabl code, which should be higher than the modular code, but that’s a slower, we have to literally go west young man. So

Dutch (00:23:11):

Are you doing state by state certification or is it county by county or is how’s it

Paolo (00:23:15):

Working? Yeah, we have to go state by state and then even the counties have their own rules. And then there are certain things like HUD homes, park model, RV trailer. So right now we can put out park model rv, we’ve just been certified in Arizona and legal and lawyers is a big part of our business. It’s not what we want to do. We want to focus more on making houses, but trailblazing and unifying the marketplace in terms of certifications nationwide is definitely a big part of the Boxabl challenge and we’re doing it.

Dutch (00:23:50):

Okay. So what does five years look like from now from Boxabl?

Paolo (00:23:54):

Oh man. What do you think it looks

Dutch (00:23:55):

Like?

Paolo (00:23:56):

Well

Dutch (00:23:56):

I know you said failure is being able to produce five or 6,000 homes a year, but what does success look like?

Paolo (00:24:02):

Yeah, so the answer of course is, I don’t know. I think what we’re planning though is Boxabl, as I mentioned before, which could be between two and 6 million square feet, something in that neighborhood. I think we certainly would have some factory franchises at that point. I think we’ll have staffed up to thousands of people. Our r d center will be significantly staffed up. It’s interesting, we actually don’t have folks from the construction industry. I think we have one poor lonely gentleman, but we do have people from Boeing and Tesla and all sorts of tech companies, very few people from the building construction industry. But in five years, I would imagine if we keep at this pace, so being public, obviously company needs a lot of cash, needs billions of dollars to grow the speed that we’re growing. So that’s something obviously that’s on our radar and definitely a couple of franchise factories and I don’t know where they would be. It’d be just opportunity driven by the folks that come in outdoors

Dutch (00:25:17):

Who’d like to own a Boxabl franchise factory. How many of it’d be kind of cool, right? Oh, very nice, thank you. I think we could do a reg A for a Boxabl franchise factory as a group and raise capital for that. It’d be pretty cool,

Paolo (00:25:28):

Right?

Dutch (00:25:29):

That’d be great. You got to think of, remember what we said with Cardone when he was up here, right? First thought was why, why? And the second was how. And the third thought was how do we make money from that ourselves as individuals? And as you’re processing through, start thinking through some of those things. Now, one of the things you want to be credibly careful about is you got to do a unique balance between where Boxabl is and where a lot of companies are. And so where Boxabl is a place where they’ve overcome regulation, they’ve overcome certification, they have product in the marketplace, they have a long waiting list. Now there’s a lot of other companies that have incredible ideas, but they haven’t overcome the regulatory fight yet. And that’s something you have to be incredibly careful about. I shared before my parents, they owned a racetrack in Texas without gambling being legalized in the state of Texas.

(00:26:18):

And that was probably a mistake by them. And so that’s where that speculation comes in. And so you have to learn the difference though, and you have to narrow down on that moment when a company goes from speculation to reality when a company is still fighting regulation and they’ve been able to beat regulation knowing that there’s still more regulation to happen as a business owner in today’s, you will always be in a regulatory battle. It will always be a part of the conversation. Again, the reg a industry itself, I think seven days ago or 10 days ago, had 10 companies that were fined by the S e C on how they were offering their circular to the public and how they were offering their statements to the public. And those aren’t companies that you should suddenly be like, oh, they suck because they got a fine from the SS e C.

(00:27:09):

Those are companies that you should read it and make your own educated decisions about it, but they’re going through the regulatory fight. It’s like you said, if OSHA had come in in the beginning, you guys would’ve been in an uphill battle. I can tell you right now, if OSHA had come in to our rehabs 10 years ago, they probably wouldn’t have been very happy. And so this is kind of part of the conversation that you have to have is as you’re going through the chaos of growth, it is a constant maneuvering to survive and to then thrive. And so that’s a unique balance. And if somebody’s never been through the maneuvering to survive and thrive yet, then they’re not ready. They don’t have the experience as a founder to go beyond. You say it’s your core, you’re a designer and you’re core. I think it’s your core. You’re definitely an entrepreneur. And I think that’s kind of the difference between somebody who’s been able to battle, been able to get through the obstacles and the chaos it takes for starting and growing a business and somebody who doesn’t. Right. Go

Paolo (00:28:12):

Ahead. Yeah, absolutely. I’m definitely at my core an entrepreneur, and actually I think this Boxabl may actually be my first job where I’ve been employed. So I’m not sure you guys should really be investing with a guy that this is his first job. But at my heart, I’m wired as an entrepreneur and anybody considering going down the path that I’ve gone down, my business partner, my son, Dutch are going down, I think you’re wired for it. So whatever your skill is, whatever your backstop skill is, whether it’s design and engineering for me or if it’s accounting and understanding of money or anything, you’re going to have to be a businessman. You’re going to have to be a businessman. So if your core skill is business where your streets ahead, if your core skill is designed, it takes a couple of decades to catch up and figure out the business side of it. For sure.

Dutch (00:29:15):

Yeah, I think there are many invent inventors. There are many scientists in the world that have incredible brains, but like we were sharing earlier, I’ve met people that are worth millions of dollars for not very smart. And I’ve met people that are incredibly smart who’ve never made a super high income. And so business knowledge, the ability to run or operate a business, there’s some differences between those two things. If heard Aton this morning from the panel, he was just talking about marketing and advertising. When he looks at a company, he wants to know what is their marketing, what is their advertising? Are they going to be able to sell a product? Are they going to be able to stay in business? And so for you, when you’re looking at your own business, what are some of the core things you need to do to achieve what you want in the five years?

Paolo (00:30:03):

So for us, it’s all about first principles. I think the company is a design company at its core. If we give tours, by the way, we’re in Las Vegas, not the worst place to visit. If you want to come and take a tour and we’ve set everything up in the factory as designers, everything’s beautiful, the product is beautiful, and I encourage everybody to come down for us as a company. And companies can structure themselves in many different ways. It’s all about the first principles in terms of the product itself. I could talk for hours, but the fewest number of components, the fewest number of unique components, the most symmetrical components, we study how far somebody has to walk to pick something up and move it. It’s very, very interesting. And then in the company with our staff, we actually only have a few rules, which I think some of you guys might find unusual.

(00:31:03):

Lemme see if I can remember them. The first one is all of our staff are told they can make mistakes, which is like, well, what’s that about? And the reason for that is if you don’t allow your staff to make mistakes, they’re just going to shrivel up and they’re not going to do anything. And we say to them, if you have a decision to make onboard more decisions, make five decisions, make five decisions for every one. And then if you get three of those right, we’re ahead. And if the two don’t kill us, if the cost of the remediation of the two mistakes you made, we’re ahead rather than agonizing over one issue, maybe getting it right, maybe getting it wrong. So those two things right there. And then the third one is to actually take charge. We sort of decentralize decision making and authority, and I was kidding with one of you guys backstage that I might be a little bit of a control freak, but we actually in the company, we decentralized authority and we encourage everybody to move very, very quickly.

(00:32:04):

Act as autonomously as possible. You’re not going to get beaten up if you make a mistake, but you will be rewarded if you do a great job. And that’s I think one of the key factors in terms of the structure of Boxabl to allow us to move so rapidly. It’s pretty amazing. And the other part is we have an incredibly transparent culture. So we live in this modern world where everything’s out in the open and gano, my partner and I are pretty transparent people. So we just put it all out there. We’re just being ourselves, but we found that people absolutely love it. People love us just being ourselves. So we have pretty transparent culture, lots of mistakes, everybody takes responsibility and make decisions quickly and make many of them decentralized authority. Those are some of the core principles, Boxabl, and I think it’s all centered around basically design, engineering and innovation actually at its core.

Dutch (00:33:05):

Yeah, I like that a lot. I think when companies have a culture and he didn’t say, we have this specific culture, he just said, here’s what we do, here’s what we’re working towards, here’s what we’re having. I think that’s definitely a defining part of an organization. And what happens sometimes when a company let’s say has 150 million raised, it’s easy for them to become fat and inefficient. And so as you sit here and you listen to Palo, what is he talking about? He’s talking about efficiency, he’s talking about speed. And so what you always want to do is kind of listen to the whole conversation as you’re talking to a founder and listen to what they’re telling you that read between the lines. One of the first things I do when I’m thinking about investing with a company is I’ll tell the founder, I’m not going to invest with you and I want to see how they react.

(00:33:53):

I want to see what their response is. I want to know do they come back and they continue to pursue the investment at all? How do they hand it? Do they get irritated? And I want to know what the core of a founder is. And so as Paolo’s, a successful founder of an organization and a company that is making an impact on the world, now you can look back at what was it like to talk to Paolo 24 months ago? What was it like to talk to Paolo 36 months ago? Because if you’re talking to Paolo back then, it might be a very different conversation as you’re looking through some of those things. I’m sure you didn’t think you were going to have 170,000 person waiting list 36 months ago, maybe you did.

Paolo (00:34:33):

Yeah, no, nobody plans for that, right? Nobody plans for that. So yeah, so the arc was actually pretty interesting. We decided again to become operators. We moved out to Las Vegas, a no tax state, 24 hour town for labor, pretty good traffic corridor. I think we made some good decisions there and had a decent amount of luck as well. Started building prototypes. And the Boxabl building product is these three building shells, like three Legos, the little square one and the rectangular one. And when you think about Legos and the one in the middle, that one that nobody uses. So those three are the foundational boxes of our system. And the first year we went to i b s, the International Builders Show, we prototyped a 40 foot Boxabl and we had a nice show and everything was great. And then afterwards at the end of the show, folks are saying, oh great, great, what can we buy?

(00:35:34):

And the answer was, oh, we dunno. It wasn’t really terribly well thought out. And then after that we got together with the team, small team and came up with the A D U Casita and we said, let’s make a couple of hundred, see how it goes, sell it in California and plan to scale. And then so the following year we went to I B S, and that’s where the luck comes in as well. And then the world exploded for us. Everybody found the use case, the designers and engineers did a great job with the Casita, this little square studio home, and it just exploded. And then the next thing we know we have, we can talk about it now. We had Elon Musk’s office calling. We thought it was a joke. He said, can I have a Casita? And we’re like, no, go away. And then we realized it was actually his office.

(00:36:24):

And we said, yeah, absolutely. And then the D O D came calling ordered 156 and we sat down and had a serious conversation and said, well, 156, that’s a lot. We don’t have anything. We’re in 10,000 square feet. Should we take this order? 10,000 square feet is about the size of this hall. And so as an entrepreneur, what do you do? And we sat down, had a serious conversation and said, well, what’s the worst thing that can happen? Well, the worst thing that can happen is we screw it up and we’d screw up 156 and that’d be the end of it. And that’s entrepreneurship. So it’s like, okay, let’s go for it. So that’s what we did. So it was an interesting arc. And then when we came to raise money, we’d put a few million in ourselves. I’m not exactly sure how much it crept up.

(00:37:17):

And we had angels and VCs coming in to talk to us. And of course, as is typical when you have an entrepreneur and the money, there’s a difference of opinion about what the value of the product is. And I actually side with the people with the money, not the entrepreneur because it comes back to show me. So the entrepreneur, the money is saying, you haven’t done anything yet. And the entrepreneur is saying, but, and we said, well, we’re not going to give away two thirds of the company for $20 million. We can’t get where we are going and we’re not going to do it. And then Gano said, I think we can crowdfund this. And I’m like, well, hang on. Isn’t that for fizzy pop and sneakers and whatever else? And small stuff? Apparently not. It is 150 million later and it was just an absolute catalyst for everything. So it’s been an interesting arc so far.

Dutch (00:38:17):

It’s pretty amazing. Give ‘em a round of applause everybody.

(00:38:26):

So we’re going to open it up to q and a right from the audience and we wanted to give you guys a chance to ask questions. Yes, earlier today I took all the questions with Grant, but you guys get a chance to ask questions. Take a moment though just on the sheet of paper in front of you and jot down one or two questions, right? You’ve been thinking about investing, you’ve been thinking about money, you’ve been thinking about wealth, and so we’ll give you just a moment, moment to do that. But while they’re doing that, why don’t you share a little bit If somebody wanted to invest in Boxabl, both through your Reg D right at this point, how would they do it or what would be the way to do

Paolo (00:38:57):

That? Yeah, thanks. So back to the comments about the S e C. Yeah, I’d rather say less than more. Every time I say something, we get held up because it’s something we didn’t disclose. But just go to Boxabl.com if you think it’s right for you. Have at it. Reg D is I think qualified over a million. Reg A or a plus is under, we’re sort of gearing up for another raise, which we’ll be doing every year. And think about your portfolio in terms of risk. We are high risk. We are high risk. The company of course can fail, any company can fail. We saw during covid companies that we thought could never go out of business, car rental companies, hotel chains, and then you get hit from a flank that you couldn’t see coming. So I think you have to assess your own risk level.

(00:39:58):

We have created a post-industrial space in terms of consumer goods, and I’m a consumer goods guy. We’ve done hundreds of different projects. Building construction is the last consumer product that isn’t, everything else is made in a factory, even rockets. Everything is made in a factory. Look, if you look around even the panels and these walls, except for building construction. So it is the last product grab, it is the last consumer product and it is massive. Not only is it the last one, but it’s absolutely humongous. Is building construction bigger than housing? Is building construction bigger than automotive? Yes, of course. It’s interesting. What is our competition today? We don’t have any, I’m sort of secretly yearning for competition. Maybe I’ll ru that, I don’t know. But today we’re running pretty fast, growing pretty well, but it is very high risk. Very high risk. So think about that.

Dutch (00:41:04):

That’s good. So if you have a question, go ahead and raise your hand if I can get one of my team to pick up the microphone. Ron, maybe you can grab it, getting some mic, get an extra mic. So we’ll go ahead and we’re going to steal your mic. You still have this one right? And you can just pull it off and hold it right up. And we’ll use this one if you want to come up and get it Mateo or Ron. And we’ll go ahead and pass the mic out and let you guys ask some questions while he’s passing the mic out. One of the things that I think is super exciting tomorrow morning, I just want to precursor my business partner, Amy Vaughn will be starting off the day tomorrow. And I don’t know if you guys know how hard it is to get Amy to speak on stage, but it is like moving Mount Everest to get her to come up and speak on stage. And she’s one of the most brilliant, impactful, incredible entrepreneur speakers, women I’ve ever seen in the history of the planet. So you guys are pretty lucky that she’s going to start the day tomorrow with you. So that’s pretty freaking cool. It’s pretty freaking cool. All right, let’s go ahead and go to the first question. Somebody I saw the hands go up. We’re

Speaker 4 (00:42:08):

Setting up mics right now. We got to stand it right

(00:42:11):

Be able to come up to the mic.

Paolo (00:42:12):

This is on? Yeah, this is actually on there.

Dutch (00:42:13):

Go ahead my friend. It’s not on multiple mics, it’s on. I can hear it.

Paolo (00:42:16):

Testing.

Speaker 5 (00:42:17):

Hello. My question was regarding the Boxabls. Are you able to, home is where the heart is and this is solving a crisis, but in my head I’m thinking, are these Boxabls to where people can buy their home and then say, move from Arizona to Minnesota with this thing, instead of having to go to Minnesota and buy a new house or build a new house, they take their Boxabl that they had you build and bring it with them. Now

Paolo (00:42:49):

Can everybody hear me? Yeah. Is that okay? Great. I’ll just put it right there. Yeah, no, that’s a great question. Some of the things, if I really go back and think, man, I’ve got a lot of problems here. I’m going to hold this as well. Excuse me. Yeah, so along with the, oh, I don’t need it. You don’t have to. Genius. There you go. Genius. So along with new technology, you get some benefits that you didn’t get with the old technology. So you’re absolutely right, sir. You can pack it up. The current Casita unpacks in about an hour, and I think it probably packs down in about the same amount of time. These are built to modular code stronger than, so these are basically concrete and steel homes. We have a forever philosophy about the building, construction and strength of this product. This is probably the most expensive thing that a lot of people buy in their lives.

(00:43:50):

It should last for their life and the children and their grandchildren’s lives. That’s our philosophy. Having said that, we have deployed, packed and unpacked our product the same one dozens and dozens of times. So it’s interesting when you think about that, how does that change the economics of the situation? So you want to move and you can actually pack up your home and move it. Or as the business matures, what does that look like for a young couple that has a baby that if they’ve got the right piece of land they can add to their product? Or what does it look like for empty nesters that don’t like their tax bill and the kids have left and they fight when they come over at Christmas and they can remove a bedroom or two so they can only visit one at a time or whatever. So that level of portability I think is game changes, but I think that’s going to take, if we’re successful, I think that’s going to take a generation to play out. But really it’s a great question. And yeah, massively portable. It’s pretty amazing.

Dutch (00:45:02):

We’re going to go over here.

Speaker 6 (00:45:05):

I have a question about zoning and regulations. So I’m sure that might be a challenge for people that would want to install one. How are you guys overcoming that? What limitations are there and where does it work well, where does it not?

Paolo (00:45:18):

So our two biggest challenges are onboarding the smartest people we can find and certifications in this pre-industrial space. As I mentioned with this incredibly fragmented, it’s as if you might buy a car in San Diego and then you want to cross the border to in California and you want to cross the border to Nevada and somebody stops you and says, oh no, that car can only be driven in California. You can’t bring it to Nevada. That’s the situation we have. We’re building construction today and it is our job. It’s our responsibility to trailblaze through that. It’s going to take years. We’re getting involved at the state and federal level. We have a lot of attorneys. The states are great. It’s something they haven’t seen before. They’re working with us and working through those changes that they have to make. And we have to make it is the single biggest challenge that Boxabl faces is the zoning.

(00:46:27):

You’ve absolutely put your finger on it. However, there are some common codes like modular, so that’s a godsend for us, frankly, along with some trailer and RVs. So when you think that Boxabl is a higher standard than the highest standard in the land, which is modular, and then we’re classifying it as an RV or a trailer and the state is happy and it’s like, okay, we’ll do that for now. We’ll do that for now. But it is a huge challenge. It’s a multi-year challenge, but I have to say it does and will get easier because as the states become familiar with the product and they see that first we’re certified in Arizona, that’s the first one. I think we’re finally through that. And then we’re doing California next, Nevada of course our home state. But yeah, massive, massive challenge and it’s our burden and we’re doing it.

Speaker 6 (00:47:23):

Thank you.

Dutch (00:47:24):

Good, good question. Let’s keep going.

Speaker 7 (00:47:28):

Good afternoon, Dutch and Palo. I’m Michelle Costello and I’m here from Hawaii. I’m an apartment owner and also a real estate developer. And my question is related to strategic partners for shipping. There’s tremendous opportunity if you leave the mainland continental United States and provide housing in Alaska and Hawaii. And I wanted to know if you had any strategic partners such as Matson or how you were tackling the enormous issue of shipping these products to these types of locations?

Paolo (00:48:07):

Yeah, Michelle, that’s a great question. So I’ll give you a couple of key metrics that allowed us to start the company. So as I mentioned earlier, building construction buildings are big. Most factories today makes something that’s 14 foot wide. If you just keep that number in your head, they need a permit, flat car, front and rear. It’s complete disaster. They might be able to get 150 miles from their factory. The magic number is eight and a half foot wide, eight and a half foot wide, and 13 and a half feet from the black top to the top of the delivery. And in Europe it’ll be 14 feet, so a little easier. So Boxabl packs down to those key dimensions to eight and a half foot wide. And then on its trailer from the ground to the top is 13 and a half feet. And by the way, instead of pulling it with a quarter million dollar big rig, we can pull ours with a pickup truck.

(00:49:04):

And instead of pulling one with a big rig, we can pull two with a pickup truck. So you can see the economics there are pretty amazing. And then when it gets on site, it almost in rough numbers can triple in size. So you can see that it’s just the gift that keeps on giving that for the volume that we ship, we can ship it, we can ship one truck instead of three for the volume. And then in terms of shipping overseas, they’re basically container size. They don’t go in a container, they are the container. So again, that was a big part of the project to make them transportable by land, sea, and rail. And in fact, at Boxabl, we’re looking for the first regional factory rail is going to be, I think a big one for us to get a rail spur to go to DCS around the country. But for Hawaii where you are, there is a lack of skilled labor. There’s a lack of skilled labor and there’s a lack of quality, very variable quality. And it’s hard to build in Hawaii because we’ve had guys come through our doors and we have some projects planned for Hawaii. So now ship a Boxabl, the quality’s there, any warranty issues, there’s a company to talk to exactly what you’re getting.

Dutch (00:50:31):

Thank you. Good question. Good

Paolo (00:50:33):

Question. Yeah, that’s great.

Dutch (00:50:34):

Alright, we’ll take these last two.

Speaker 8 (00:50:36):

My name is Henry from Daytona Beach, Florida and I’m in construction. What’s so ironic, just two weeks ago I told my wife said, I don’t have to worry about robots taking my job. So I expect it to be in business for a long time. Now, who would coordinate if there are repairs needed? What I specialize in repairs, if there’s a repairs, do the repair have to be certified by you guys or how would that work?

Paolo (00:51:04):

Yeah, yeah, that’s actually a great question. And if you don’t mind if I can broaden your question a little bit, who installs it? Who installs the product? Who unpacks the product? It has to be done correctly, it has to be weather tight and it has to be done to our standards. So whether

Dutch (00:51:20):

There has to be foundations, there has to be plumbing, there has to be electric. All of those things have to be done correctly in order for a Boxabl to function and work just like any other development or any other construction. The most important part is once that foundation is laid right now, the product can be come in and obviously erected.

Paolo (00:51:41):

Yeah, exactly. So we do everything from the outside of the four walls in. We make it easy. All the gray water, the normal water, the electric, everything ports to one corner. But we will have authorized installers. We’re now making plans for a Boxabl U sort of a Boxabl university. We’ll have a lower grade of authorized installer. That’ll be online certs. But really we want people to come and spend two weeks with us to learn everything Boxabl to be authorized. Installers and developers like Dutch, it’s easy. These are professional people, but if you’ve got the onesie twosie customer, there has to be a third party involved for the handholding. And that third party is going to do basements and driveways and septic or city sewer and things of that nature. And we don’t consider it. Our responsibility doesn’t end when the product leaves the factory. We’re looking at this problem from the raw material supply chain to the configuration and the financing. We are looking at the whole thing from soup to nuts, but we can’t do it all at once. So we start with the kernel that we can start with and then grow out from there.

Dutch (00:53:02):

Great question. Great question. Give those who ask questions already a hand though, right?

Speaker 9 (00:53:16):

And given the propensity of governments to screw things up, I guess what stops you may have in place or helps because when you come in with a house that’s already prebuilt, you’re taking money from the local governments, they’re not going to like that. I know you still have to have an inspection or whatever in they, but you’re taking a lot of development fees away from governments. And I just see advanced regulation coming, additional fees that are going to be topped on. And I dunno if there’s anything you can actually do about it, but obviously your costs are going to continue to increase as it goes. I mean, when I first heard about Boxabl, we were about 50 grand for a casita, and now I think we’re a little over 60 grand plus delivery. So costs are going to keep going up. So where’s the balance point of when from affordability to not becoming an affordable,

Paolo (00:54:19):

Yeah, no. Great. So there’s a question in three parts. So I’ve got to remember all three. But the first one is I’m not going to get myself in trouble with my opinion about the government, which is not very high. So yeah, a lot of friction screw things up. Absolutely. I think in terms of local buildings, specs and revenue and things like that, I don’t think that the local municipality sees it that way. They’re not looking at the bottom line, they’re actually not looking at money. The individual people on the ground, they’re just looking to do their job and do it quickly. So what we’re finding is the first time they see it, they don’t like us because it’s new and they’ve got to scratch their head. And Joe, the inspector has to come out with all due apologies to any Joe’s out here, but Joe, the building inspector, the second time he sees it, it’s like, oh, it’s a Boxabl, it’s a Boxabl.

(00:55:10):

And they’re happier and he can get off earlier. In terms of costs, I would disagree with you respectfully. We’ve gone from 50 to $60,000, we’ve had several years we’ve had a pandemic. I dunno what costs have not gone up. I don’t believe our costs are going to increase. I believe our costs are going to decrease because we’re making homes by the hundreds now. We’re then going to be making homes by the thousands and by the tens and hundreds of thousands. And there’s so much meat on the bone, there’s so much fat in the current supply chain and business. There’s so much limited and secular engineering that when you look at the whole thing, the opportunities for cost reduction are everywhere, are everywhere. And my goal is not for prices to go up. I have to be careful what I say, but my goal is for prices to go down when I think about the best.

Dutch (00:56:16):

But the gap is big, right? From the cost of new construction, the cost to build to the cost of a Boxabl, this gap is enormous. And so it will take a long way. But there’s a couple other things with it too. Like speed to market. Boxabl has got to move, right? If Boxabl can’t get to the market, they can’t get widespread appeal in the next five years. They’ve already missed their bubble. And so they need to be speed to market. That’s one of the things you hear ‘em. Efficiency. Efficiency. How fast can we build? How fast can we build? Because when there’s market acceptance, it’s much more difficult for regulatory bodies to ban something or keep something out. And so speed to market is incredibly important. But I also think when your largest builders in America are laying off people and they’re ending new construction projects, there’s still going to be a housing shortage.

(00:57:06):

Boxabl could produce a hundred thousand homes in the next year, which would be a big huge amount of homes, right? Way beyond what current capacity is. But at the same time it wouldn’t even scratch the surface. And so I think it’s a long ways now you’re going to hit counties. There are absolutely counties in America where there is organized crime. I mean by organized crime, I mean politicians who feed their friends and family, politicians who feed their friends and their buddies and they keep businesses out and they keep other people from being successful. I’m not going to say specific cities and counties and town because I don’t want to make it an obstacle for my company to be able to do real estate in those cities and towns. But those things absolutely exist within America. It still exists. And so for one of the things you have to do, right as you’re going to have to sometimes not fight battles and sometimes choose the battles you’re going to fight in business, you need to avoid war at all possible costs.

(00:58:04):

Like the TV show billions where they’re constantly fighting wars is not reality. If you’re constantly fighting wars, your business will fail. You’ll run out of emotional energy, you’ll run out of money. It’s not the way you’re going to go and you can’t fight regulations, you can’t fight the SS e C, you can’t fight the government because they have more money. They’re bigger than you can ever even imagine. So what you have to be able to do is understand how to play the game. You can’t be a politician if you’re going to run and operate and grow a business. I can’t control left Blue, I can’t control middle, I can’t get code Libertarian, I can’t control all of these different things. What I can control is playing the game and understand how to play the game. So there will be absolutely markets where Boxabl is not going to be going into, but there’s going to be the opposite as well.

(00:58:52):

There’s going to be markets that say, Hey, if we can have a better housing product right for people to live in, then people are going to move to our city. Because in the reality in today’s America, virtual living, virtual working is paradigm and it’s important. And so places where people want to move to that can have affordable housing is incredible. There’s still beach cities in America where there’s housing shortage and there’s affordable housing. There’s also beach cities that cost millions of dollars for a 2000 square feet or even a thousand square feet. And so it’s all about those places and the shortage is just so big and our population is going to constantly increase. And if they followed my belief of add a hundred million people to America, then the housing shortage would be even greater. And then housing prices would really go up and all of us invested in a housing REIT would make lots of money. So anyways, next question.

Paolo (00:59:44):

Can I just add one thing? Go ahead to that. For this gentleman, and we actually, we haven’t felt anybody trying to ban us quite the opposite. We’re politically agnostic, we’re in a highly politicized environment and some things are in favor and some things are out of favor, but on the left, the right, all of it, everybody wants to fix the housing crisis. Everybody wants to improve the quality and put more and

Dutch (01:00:10):

He’s not the one fighting his heads that local battle anyways, those of us being distributors are the ones fighting the local battle. And so for me, I’m going to figure out which market I can have my Boxabl town or my Boxabl park or my Boxabl area in, and then that’s where I’m going to build. And if in let’s say Brandon, Florida, I can’t do that, but in Philadelphia I can then I will do it. And if in Philadelphia I can’t do it and I can do it in Houston, Texas, which has a little bit lighter when it comes to some of the zoning and construction things, then that’s where I’m going to do it. But the housing shortage is a nationwide problem. It’s not a one city problem. And so there are different cities that you’re going to be able to deploy in. And then as it widespread appeal, at the end of the day there are laws that cannot stand in the way of us being entrepreneurs. And there is enough of a margin gap where it just makes sense to do what you need to do to be able to make a Boxabl acceptable within individual marketplaces. Last question and then we have to wrap up the panel. I apologize for the gentleman who’s late.

Speaker 10 (01:01:13):

Oh yes. I have a question for Paolo. I was wondering earlier you were talking about sort of approaching business from the perspective of your expertise and I was just kind of wondering what might be some challenges you faced or sort of mindset shifts you went through in your journey from an engineer to A C E O

Dutch (01:01:30):

Asked by an engineer?

Paolo (01:01:33):

Yeah, that’s a great question. I mean, if I just go back to day one, I just started the licensing model from day one and I definitely spent several decades just focused on design and thinking build it and they will come. No, that doesn’t happen. You have to backfill with the shit that you don’t want to do and you just have to find a way to enjoy it. So you can’t be a prima donna, you can’t be narrowly focused. You, you’re going to have to learn those other skill sets. And I mean, I can read a contract pretty decent negotiator. I hate it reading a contract, can’t stand reading a contract. We have attorneys, they love reading contracts. So you just have to say you can’t just be the best at one thing. If you’re going to be an entrepreneur, you’re going to have to be at least average on the rest of the staff. And of course surround yourself with people who are brilliant at those things that you are not skilled at.

Dutch (01:02:43):

Awesome question. We’ll take the last one. Go for it.

Speaker 11 (01:02:46):

You had touched on financing box product. If you could elaborate on your efforts to partner with mainstream lending and trying to getable as an acceptable product for mainstream banks to be able to lend on is oftentimes that’s the biggest challenge for a consumer to be able to purchase a home is getting that financing.

Paolo (01:03:05):

Yeah, absolutely. So we’ve only just started to work on that. We’ve really been doing developments with the government, with folks like Dutch who I think are going to be great as we get into the consumer grade. And

Dutch (01:03:21):

It’s a horrible time for him to work on that, by the way, right? Lenders are tighter. They’re not looking at as more alternative products right now. I mean, they have pinched their cheeks together as tight as they possibly can right now. But you’ll see as you’ll see the first time interest rates drop as you see interest rates steady out as people see where this economy is going to go in the next six months, you’ll see them start to open up. But as you continue to see the bank failures, that’ll happen during the next six months, they’re going to be forced to eventually lower interest rates. It’s going to happen. And also you have to understand you have a democratic president with a Democratic head of the Fed, and so they’re going to want to reelection and the only way they’re going to be able to get reelection is to spike economy.

(01:04:10):

To the end of the day, it’s always going to be the economy stupid when it really comes down to it with who gets elected and not elected. Because lots of times that’s what sways the middle maybe. There’s no hope at all for the Democrats at this point. I’m not really sure with the consumer consciousness nationwide and the polls that are out there, if we have people on our team and staff that are on the left, that’s not me wanting to offend people on the left. It’s just the way the American mindset is at this point. And so you’ll see when it opens back up, I think you’ll find that there’s going to be great ability for people who want to land. And the best thing that I would tell Paolo and his team to do, but it’s really going to be us doing a lot of that work as well, is to work with a bank and give a bank an exclusive product. Banks love exclusive products and they love exclusive products with security. So I think you’ll see in the future, I think you’ll see that available just like it is for buying mobile homes. Just like you see it is for different things that are out there.

Paolo (01:05:04):

Yeah, absolutely. So financing is definitely a part of our offerings down the road as we get to selling to those consumers in large volumes. And in the same way that, so just if you put a mental image to it, you should be able to go to Amazon and buy a Boxabl home, get it shipped next day. Nobody needs a home next day, but as a reach goal, as a vision

Dutch (01:05:30):

During natural disasters, they might,

Paolo (01:05:33):

Well, FEMA is a whole other topic where I think we can definitely help.

Dutch (01:05:37):

Alright, let’s give Paolo a big round of applause, everybody to have you. Great to.